Exhibit 99.1

Earnings Release & Supplemental Information — Unaudited

September 30, 2011

OVERVIEW:	Section I
Earnings Release	—
Summary Description	1
Research Coverage	2
Selected Financial Summary Data	3-4
FINANCIAL STATEMENTS:	Section II
Quarterly Consolidated Balance Sheets	5
Consolidated Statements of Operations	6
Consolidated Reconciliations of FFO and AFFO	7
PORTFOLIO INFORMATION:	Section III
Summary of Wholly Owned Operating Office Properties by Region	8
Property Occupancy Rates by Region by Quarter for Wholly Owned Office Properties	9
Summary of Operating, Construction and Redevelopment Office Properties Ownership	9
Office Properties by Region — Wholly Owned Office Properties	10-15
Renewal Analysis for Wholly Owned Office Properties	16
Lease Expiration Analysis for Wholly Owned Office Properties	17
Top 20 Tenants — Wholly Owned Office Properties	18
Real Estate Revenues & NOI by Region	19
Same Office Properties Average Occupancy by Region	20
Same Office Property Revenues & NOI by Region	21
INVESTING ACTIVITY:	Section IV
Acquisition Summary for Wholly Owned Operating Office Properties	22
Disposition Summary for Wholly Owned Operating Office Properties	22
Construction, Pre-Construction, Future Projects, Redevelopment and Controlled Land Summary	23
Controlled Land	24
Summary of Construction and Redevelopment Projects	25
Summary of Pre-Construction and Future Projects	26
Office Property Construction Placed into Service in 2011	27
Construction Leasing Trend Analysis Over Previous Five Quarters	28
WHOLESALE DATA CENTER:	Section V
Wholesale Data Center Summary	29
CAPITALIZATION:	Section VI
Quarterly Common Equity Analysis	30
Quarterly Preferred Equity and Total Market Capitalization Analysis	31
Dividend Analysis	32
Debt Analysis	33
Debt Maturity Schedule	34
JOINT VENTURES:	Section VII
Summary of Consolidated Joint Ventures	35
Summary of Unconsolidated Joint Ventures	36
RECONCILIATIONS & DEFINITIONS:	Section VIII
Supplementary Reconciliations of Non-GAAP Measures	37-38
Definitions	39-42

Please refer to the section entitled “Definitions” for definitions of non-GAAP measures and other terms we use herein that may not be customary or commonly known.

6711 Columbia Gateway Drive, Suite 300 Columbia, Maryland 21046 Telephone 443-285-5400 Facsimile 443-285-7650 www.copt.com NYSE: OFC NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson	Michelle Layne
	VP, Investor Relations	Investor Relations Specialist
	443-285-5453	443-285-5452
	stephanie.krewson@copt.com	michelle.layne@copt.com

COPT REPORTS THIRD QUARTER 2011 RESULTS

COLUMBIA, MD October 27, 2011 — Corporate Office Properties Trust (COPT) (NYSE: OFC), a specialty office real estate investment trust (REIT) that focuses primarily on serving the specialized requirements of U.S. Government and Defense Information Technology tenants, announced financial and operating results for the quarter ended September 30, 2011. Diluted earnings per share (EPS) was $0.03 for the quarter ended September 30, 2011 as compared to diluted EPS of $0.08 for the quarter ended September 30, 2010. Excluding a loss on the early retirement of debt and operating property acquisition costs, funds from operations per diluted share (FFOPS) for the third quarter of 2011 was $0.52, a 10% decrease from the $0.58 FFOPS reported in the third quarter of 2010.

“COPT modestly outperformed its expectations for the third quarter despite uncertainty caused by fears of a double dip recession, concerns over financial markets and continuing federal gridlock,” stated Randall M. Griffin, Chief Executive Officer of Corporate Office Properties Trust.  “During the quarter, we leased approximately 880,000 square feet of which 147,000 square feet was to the U.S. Government, our largest tenant.  Leasing dynamics were strong for the quarter with an 82% renewal rate and significantly lower lease capital costs,” he stated.

Operating Performance:

Portfolio Summary — At September 30, 2011, the Company’s wholly-owned portfolio of 246 operating office properties totaled 20.2 million square feet. The weighted average remaining lease term for the wholly-owned portfolio was 4.8 years and the average rental rate (including tenant reimbursements) was $26.20 per square foot. The Company’s wholly-owned portfolio was 88.0% occupied and 89.8% leased as of September 30, 2011.

Same Office Performance — The Company’s same office portfolio for the quarter ended September 30, 2011, represents 78% of the rentable square feet of its consolidated portfolio and consists of 187 properties. For the quarter ended September 30, 2011, the Company’s same office property cash NOI, excluding lease termination fees, increased 5% as compared to the second quarter of 2011 and was flat as compared to the quarter ended September 30, 2010.

Leasing — For the quarter ended September 30, 2011, 576,000 square feet were renewed equating to an 82% renewal rate, at an average committed cost of $5.39 per square foot. Total rent on renewed space increased 9.8%, as measured from the straight-line rent in effect preceding the renewal date, and decreased 2.3% on a cash basis. For renewed and retenanted space of 654,000 square feet, total straight-line rent increased 9.3% and total rent on a cash basis decreased 2.1%. The average committed cost for renewed and retenanted space was $7.76 per square foot.

Investment Activity for the quarter ended September 30, 2011:

Construction — At September 30, 2011, the Company had properties totaling 1.2 million square feet under construction for a total projected cost of $279.4 million.

Acquisitions — The Company acquired one building located at 310 The Bridge Street in Cummings Research Park in Huntsville, Alabama with 138,000 square feet for $33.4 million.

Dispositions — As part of the Company’s Strategic Reallocation Plan, during the quarter, the Company sold one 36,000 square foot building located in the Hunt Valley Business Center in Hunt Valley, Maryland for $4.7 million and its Towson Portfolio consisting of 4 buildings in Towson, Maryland, totaling 179,000 square feet for $16 million.

Capital Transactions:

Effective September 1, 2011, the Company entered into a credit agreement providing for an unsecured revolving credit facility of $1 billion that matures on September 1, 2014, and may be extended by one year. Also effective September 1, 2011, the Company entered into a $400 million unsecured term loan agreement, with the right to borrow an additional $100 million. The unsecured term loan agreement matures on September 1, 2015, and may be extended by one year.

With the proceeds from the new revolving credit facility and term loan, the Company repaid and extinguished its previously existing $800 million revolving credit facility, its $225 million Revolving Construction Facility, and two variable rate secured loans totaling $270.3 million. Upon the early extinguishment of this debt, COPT recognized a loss of $1.7 million, representing unamortized issuance costs. The Company used proceeds from these transactions to complete the repurchase of $162.5 million aggregate principal amount of its 3.50% Exchangeable Senior Notes due 2026.

Balance Sheet and Financial Flexibility:

As of September 30, 2011, the Company had a total market capitalization of $4.3 billion, with $2.4 billion in debt outstanding, equating to a 56% debt-to-total market capitalization ratio. Also, the Company’s weighted average interest rate was 4.7% for the quarter ended September 30, 2011 and 70% of the Company’s debt was subject to fixed interest rates, including the effect of interest rate swaps.

For the third quarter 2011, the Company’s adjusted EBITDA to interest expense coverage ratio was 3.04x, and the adjusted EBITDA fixed charge coverage ratio was 2.57x. Adjusting for construction in progress, the Company’s adjusted debt-to-adjusted EBITDA ratio was 7.03x for the three months ended September 30, 2011.

Management Changes:

During the third quarter, the Company announced executive management changes including the retirement of Randall M. Griffin, CEO at the end of March 2012, and the appointment of his successor. Mr. Griffin will continue as a Trustee on COPT’s Board. Roger A. Waesche, Jr., was elected as CEO and a member of the Board of Trustees effective April 1, 2012. The addition of Stephen E. Budorick as Executive Vice President and Chief Operating Officer was also announced during the quarter. Mr. Budorick joined COPT most recently from Callahan Capital Partners, LLC.

He reports to Mr. Waesche and is responsible for leasing, asset management, property management, and government services.

2011 Guidance and Conference Call Information:

Management will discuss third quarter earnings results and any adjustments to earnings and FFO guidance for 2011, if applicable, on its conference call today at 11:00 a.m. Eastern Time, details of which are listed below:

Conference Call Date:	Thursday, October 27, 2011

Time:	11:00 a.m. Eastern Time

Telephone Number: (within the U.S.)	888-679-8033

Telephone Number: (outside the U.S.)	617-213-4846

Passcode:	52609055

Please use the following link to pre-register and view important information about this conference call. Pre-registering is not mandatory but is recommended as it will provide you immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few moments and you may pre-register at anytime, including up to and after the call start time. To pre-register, please click on the below link:

https://www.theconferencingservice.com/prereg/key.process?key=PKA9BJCTN

You may also pre-register in the Investor Relations section of the Company’s website at www.copt.com. Alternatively, you may be placed into the call by an operator by calling the number provided above at least 5 to 10 minutes before the start of the call. A replay of this call will be available beginning Thursday, October 27 at 2:00 p.m. Eastern Time through Thursday, November 3 at midnight Eastern Time. To access the replay within in the United States, please call 888-286-8010 and use passcode 71355680. To access the replay outside the United States, please call 617-801-6888 and use passcode 71355680.

The conference call will also be available via live webcast in the Investor Relations section of the Company’s website at www.copt.com. A replay of the conference call will be immediately available via webcast in the Investor Relations section of the Company’s website.

Definitions:

Please refer to the information furnished with our Form 8-K or our website (www.copt.com) for definitions of certain terms used in this press release. Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the attached tables.

Company Information:

COPT is a specialty office REIT that focuses primarily on strategic customer relationships and specialized tenant requirements in the U.S. Government and Defense Information Technology sectors and Data Centers serving such sectors. The Company acquires, develops, manages and leases office and data center properties that are typically concentrated in large office parks primarily located adjacent to government demand drivers and/or in strong markets that we believe possess growth opportunities. As of September 30, 2011, the Company owned 266 office properties totaling 21.3 million rentable square feet, which includes 20 properties totaling 1.1 million square feet held through joint ventures. The Company’s portfolio primarily consists of technically sophisticated buildings in visually appealing settings that are environmentally sensitive, sustainable and meet unique customer requirements. COPT is an S&P MidCap 400 company and more information can be found at www.copt.com.

Forward-Looking Information:

This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company.  Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate.  Accordingly, the Company can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.

Important factors that may affect these expectations, estimates, and projections include, but are not limited to:

•                  general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability;

•                  adverse changes in the real estate markets including, among other things, increased competition with other companies;

•                  the Company’s ability to borrow on favorable terms;

•                  risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development or operating costs may be greater than anticipated;

•                  risks of investing through joint venture structures, including risks that the Company’s joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with the Company’s objectives;

•                  changes in our plans or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses;

•                  our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships;

•                  governmental actions and initiatives, including risks associated with the impact of a government shutdown such as a reduction in rental revenues or non-renewal of leases;

•                  the dilutive effect of issuing additional common shares; and

•                  environmental requirements.

The Company undertakes no obligation to update or supplement any forward-looking statements. For further information, please refer to the Company’s filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

Reconciliations:

Reconciliations of non-GAAP measures to the most directly comparable GAAP measures are included in the tables, below:

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues
Real estate revenues	$121,893	$111,074	$358,942	$325,671
Construction contract and other service revenues	18,729	13,608	67,854	77,038
Total revenues	140,622	124,682	426,796	402,709
Expenses
Property operating expenses	47,655	43,013	141,287	128,331
Depreciation and amortization associated with real estate operations	35,719	29,503	97,720	84,368
Construction contract and other service expenses	18,171	13,347	65,698	75,148
Impairment losses	—	—	57,824	—
General and administrative expenses	6,154	6,079	19,251	17,905
Business development expenses	1,050	2,886	2,126	3,506
Total operating expenses	108,749	94,828	383,906	309,258
Operating income	31,873	29,854	42,890	93,451
Interest expense	(25,381)	(26,174)	(78,412)	(74,042)
Interest and other (loss) income	(242)	395	3,682	1,942
Loss on early extinguishment of debt	(1,655)	—	(1,680)	—
Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	4,595	4,075	(33,520)	21,351
Equity in (loss) income of unconsolidated entities	(159)	648	(223)	371
Income tax benefit (expense)	457	(27)	6,043	(75)
Income (loss) from continuing operations	4,893	4,696	(27,700)	21,647
Discontinued operations	2,577	1,753	(12,120)	4,276
Income (loss) before gain on sales of real estate	7,470	6,449	(39,820)	25,923
Gain on sales of real estate, net of income taxes	—	2,477	2,717	2,829
Net income (loss)	7,470	8,926	(37,103)	28,752
Net (income) loss attributable to noncontrolling interests:
Common units in the Operating Partnership	(178)	(363)	3,188	(1,254)
Preferred units in the Operating Partnership	(165)	(165)	(495)	(495)
Other consolidated entities	(561)	434	(1,038)	233
Net income (loss) attributable to COPT	6,566	8,832	(35,448)	27,236
Preferred share dividends	(4,025)	(4,025)	(12,076)	(12,076)
Net income (loss) attributable to COPT common shareholders	$2,541	$4,807	$(47,524)	$15,160

Earnings per share (“EPS”) computation:
Numerator for diluted EPS:
Net income (loss) attributable to common shareholders	$2,541	$4,807	$(47,524)	$15,160
Dilutive effect of common units in the Operating Partnership	—	—	(3,188)	—
Amount allocable to restricted shares	(262)	(267)	(781)	(807)
Numerator for diluted EPS	$2,279	$4,540	$(51,493)	$14,353

Denominator:
Weighted average common shares - basic	71,312	58,656	68,718	58,333
Dilutive effect of common units in the Operating Partnership	—	—	4,371	—
Dilutive effect of share-based compensation awards	—	296	—	367
Weighted average common shares - diluted	71,312	58,952	73,089	58,700

Diluted EPS	$0.03	$0.08	$(0.70)	$0.24

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Amounts in thousands, except per share data and ratios)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010

Net income (loss)	$7,470	$8,926	$(37,103)	$28,752
Add: Real estate-related depreciation and amortization	36,032	30,745	101,101	87,896
Add: Depreciation and amortization on unconsolidated real estate entities	116	166	350	512
Less: Gain on sales of previously depreciated operating properties, net of income taxes	(1,299)	(784)	(1,449)	(1,081)
Funds from operations (“FFO”)	42,319	39,053	62,899	116,079
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(495)	(495)
Noncontrolling interests - other consolidated entities	(561)	434	(1,038)	233
Preferred share dividends	(4,025)	(4,025)	(12,076)	(12,076)
Depreciation and amortization allocable to noncontrolling interests in other consolidated entities	(276)	(666)	(566)	(1,245)
Basic and diluted FFO allocable to restricted shares	(263)	(353)	(782)	(1,078)
Basic and diluted FFO available to common share and common unit holders (“Basic and diluted FFO”)	37,029	34,278	47,942	101,418
Operating property acquisition costs	77	2,664	152	2,954
Impairment losses	—	—	72,347	—
Income tax benefit from impairment losses	—	—	(4,598)	—
Loss on early extinguishment of debt	1,995	—	2,020	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	39,101	36,942	117,863	104,372
Straight line rent adjustments	(2)	1,267	(6,525)	(2,552)
Amortization of acquisition intangibles included in net operating income	212	(96)	600	(460)
Recurring capital expenditures	(11,599)	(10,156)	(40,856)	(23,447)
Share-based compensation, net of amounts capitalized	2,759	2,619	8,156	7,417
Amortization of deferred financing costs	1,629	1,554	5,090	4,175
Amortization of net debt discounts, net of amounts capitalized	1,184	1,496	4,046	3,772
Amortization of settled debt hedges	16	16	47	47
Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)	$33,300	$33,642	$88,421	$93,324
Recurring capital expenditures on properties included in disposition plans	2,889	—	13,896	—
Diluted AFFO, as adjusted for recurring capital expenditures on properties included in disposition plans	$36,189	$33,642	$102,317	$93,324

Weighted average shares
Weighted average common shares	71,312	58,656	68,718	58,333
Conversion of weighted average common units	4,336	4,453	4,371	4,674
Weighted average common shares/units - basic FFO per share	75,648	63,109	73,089	63,007
Dilutive effect of share-based compensation awards	52	296	147	367
Weighted average common shares/units - diluted FFO per share	75,700	63,405	73,236	63,374

Diluted FFO per share	$0.49	$0.54	$0.65	$1.60
Diluted FFO per share, as adjusted for comparability	$0.52	$0.58	$1.61	$1.65
Dividends/distributions per common share/unit	$0.4125	$0.4125	$1.2375	$1.1975
Payout ratios
Diluted FFO, as adjusted for comparability	80.5%	71.3%	78.4%	73.2%
Diluted AFFO	94.5%	78.3%	104.5%	81.8%
Diluted AFFO, as adjusted for recurring capital expenditures on properties included in disposition plans	87.0%	78.3%	90.3%	81.8%
Adjusted EBITDA interest coverage ratio	3.04x	2.84x	3.01x	2.88x
Adjusted EBITDA fixed charge coverage ratio	2.57x	2.41x	2.55x	2.43x
Debt to Adjusted EBITDA ratio (1)	8.73x	9.21x	N/A	N/A
Adjusted debt to Adjusted EBITDA ratio (2)	7.03x	7.93x	N/A	N/A

Reconciliation of denominators for diluted EPS and diluted FFO per share
Denominator for diluted EPS	71,312	58,952	73,089	58,700
Weighted average common units	4,336	4,453	—	4,674
Anti-dilutive EPS effect of share-based compensation awards	52	—	147	—
Denominator for diluted FFO per share	75,700	63,405	73,236	63,374

(1)	Represents debt divided by Adjusted EBITDA for the three month period multiplied by four.
(2)	Represents debt adjusted to subtract construction in progress as of period end divided by Adjusted EBITDA for the three month period multiplied by four.

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars and shares in thousands, except per share data)

	September 30,	December 31,
	2011	2010
Balance Sheet Data (in thousands) (as of period end)
Properties, net of accumulated depreciation	$3,469,217	$3,445,455
Total assets	3,965,392	3,844,517
Debt, net	2,420,073	2,323,681
Total liabilities	2,657,769	2,521,379
Beneficiaries’ equity	1,307,623	1,323,138

Debt to undepreciated book value of real estate assets	57.6%	57.2%
Debt to total market capitalization	56.2%	46.1%

Property Data (wholly owned office properties) (as of period end)
Number of operating properties owned	246	252
Total net rentable square feet owned (in thousands)	20,205	19,990
Occupancy	88.0%	88.2%

Reconciliation of denominator for debt to total assets to denominator for debt to undepreciated book value of real estate assets
Denominator for debt to total assets	$3,965,392	$3,844,517
Assets other than assets included in properties, net and assets held for sale	(423,408)	(399,062)
Accumulated depreciation on real estate assets	553,306	503,032
Accumulated depreciation included in assets held for sale	6,791	—
Intangible assets on real estate acquisitions, net	97,954	113,735
Non real estate assets included in assets held for sale	(1,946)	—
Denominator for debt to undepreciated book value of real estate assets	$4,198,089	$4,062,222

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Reconciliation of tenant improvements and incentives, capital improvements and leasing costs for operating properties to recurring capital expenditures
Total tenant improvements and incentives on operating properties	$7,082	$7,789	$31,468	$16,490
Total capital improvements on operating properties	5,380	1,717	9,796	4,111
Total leasing costs on operating properties	4,223	2,004	10,347	4,692
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,826)	(1,067)	(5,149)	(1,280)
Less: Nonrecurring capital improvements on operating properties	(3,046)	(171)	(4,476)	(524)
Less: Nonrecurring leasing costs for operating properties	(234)	(120)	(1,197)	(69)
Add: Recurring capital expenditures on operating properties held through joint ventures	20	4	67	27
Recurring capital expenditures	$11,599	$10,156	$40,856	$23,447

Corporate Office Properties Trust

Summary Financial Data

(unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2011	2010	2011	2010
Reconciliation of common share dividends to dividends and distributions for payout ratios
Common share dividends	$29,688	$24,494	$87,024	$70,913
Common unit distributions	1,781	1,834	5,398	5,450
Dividends and distributions for payout ratios	$31,469	$26,328	$92,422	$76,363

Reconciliation of FFO to FFO, as adjusted for comparability
FFO	$42,319	$39,053	$62,899	$116,079
Impairment losses, net of related tax benefit	—	—	67,749	—
Operating property acquisition costs	77	2,664	152	2,954
Loss on early extinguishment of debt	1,995	—	2,020	—
FFO, as adjusted for comparability	$44,391	$41,717	$132,820	$119,033

Reconciliation of GAAP net income (loss) to adjusted earnings before interest, income taxes, depreciation and amortization (“Adjusted EBITDA”)
Net income (loss)	$7,470	$8,926	$(37,103)	$28,752
Interest expense on continuing operations	25,381	26,174	78,412	74,042
Interest expense on discontinued operations	248	452	975	1,208
Income tax (benefit) expense	(457)	27	(6,043)	86
Real estate-related depreciation and amortization	36,032	30,745	101,101	87,896
Depreciation of furniture, fixtures and equipment	614	652	1,862	1,934
Impairment losses	—	—	72,347	—
Adjusted EBITDA	$69,288	$66,976	$211,551	$193,918

Reconciliation of interest expense from continuing operations to the denominators for interest coverage-Adjusted EBITDA and fixed charge coverage-Adjusted EBITDA
Interest expense from continuing operations	$25,381	$26,174	$78,412	$74,042
Interest expense from discontinued operations	248	452	975	1,208
Less: Amortization of deferred financing costs	(1,629)	(1,554)	(5,090)	(4,175)
Less: Amortization of net debt discount, net of amounts capitalized	(1,184)	(1,496)	(4,046)	(3,772)
Denominator for interest coverage-Adjusted EBITDA	22,816	23,576	70,251	67,303
Preferred share dividends	4,025	4,025	12,076	12,076
Preferred unit distributions	165	165	495	495
Denominator for fixed charge coverage-Adjusted EBITDA	$27,006	$27,766	$82,822	$79,874

Reconciliation of same office property net operating income to same office property cash net operating income and same office property cash net operating income, excluding gross lease termination fees
Same office property net operating income	$61,853	$61,872	$182,640	$185,412
Add (less): Straight-line rent adjustments	1,882	1,970	(2,549)	(1,768)
Less: Amortization of deferred market rental revenue	(197)	(281)	(631)	(943)
Add: Amortization of above-market cost arrangements	329	337	986	1,011
Same office property cash net operating income	$63,867	$63,898	$180,446	$183,712
Less: Lease termination fees, gross	(130)	(109)	(313)	(1,175)
Same office property cash net operating income, excluding gross lease termination fees	$63,737	$63,789	$180,133	$182,537

Reconciliation of debt, net to denominator for adjusted debt to Adjusted EBITDA ratio
Debt, net	$2,420,073	$2,468,419
Less: Properties under construction and development, excluding associated land costs	(447,969)	(344,924)
Less: Properties under construction and development on assets held for sale, excluding associated land costs	(22,936)	—
Denominator for adjusted debt to Adjusted EBITDA ratio	$1,949,168	$2,123,495

Third Quarter 2011

Summary Description

The Company — Corporate Office Properties Trust (the “Company” or “COPT”) is a self-managed, specialty office real estate investment trust (“REIT”). As of September 30, 2011, COPT derived 59% of its annualized rental revenue from wholly owned properties occupied primarily by tenants in the U.S. Government and/or defense information technology (“Defense IT”) sectors and data centers serving such sectors and 83% of the Company’s square footage was located in the Greater Washington/Baltimore region. At September 30, 2011, COPT’s wholly-owned portfolio of 246 office properties encompassed 20.2 million square feet and was 89.8% leased. As of the same date, COPT also owns one wholesale data center that was 17% leased.

Corporate Strategy — Through acquiring and developing, COPT has assembled a portfolio of Class-A office parks located adjacent to knowledge-based defense installations (rather than weapons production-oriented bases) that are executing programs deemed critical to the nation’s current and future security. COPT also owns dedicated data centers that serve the specialized requirements of our government and Defense IT tenants and a wholesale data center.

Management:	Investor Relations:
Randall M. Griffin, CEO	Stephanie M. Krewson, VP of IR
Roger A. Waesche, Jr., President	443-285-5453, stephanie.krewson@copt.com
Stephen E. Budorick, EVP & COO
Stephen E. Riffee, EVP & CFO	Michelle Layne, IR Specialist
Wayne H. Lingafelter, EVP, Development & Construction	443-285-5452, michelle.layne@copt.com

Disclosure Statement — This supplemental package contains forward-looking statements within the meaning of the Federal securities laws. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology.  Forward-looking statements are inherently subject to risks and uncertainties, many of which we cannot predict with accuracy and some of which we might not even anticipate.  Although we believe that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, we can give no assurance that these expectations, estimates and projections will be achieved.  Future events and actual results may differ materially from those discussed in the forward-looking statements.  Important factors that may affect these expectations, estimates and projections include, but are not limited to: general economic and business conditions, which will, among other things, affect office property demand and rents, tenant creditworthiness, interest rates and financing availability; adverse changes in the real estate markets including, among other things, increased competition with other companies; our ability to borrow on favorable terms; risks of real estate acquisition and development activities, including, among other things, risks that development projects may not be completed on schedule, that tenants may not take occupancy or pay rent or that development and operating costs may be greater than anticipated; risks of investing through joint venture structures, including risks that our joint venture partners may not fulfill their financial obligations as investors or may take actions that are inconsistent with our objectives; changes in our plans for properties or views of market economic conditions or failure to obtain development rights, either of which could result in recognition of impairment losses; our ability to satisfy and operate effectively under Federal income tax rules relating to real estate investment trusts and partnerships; governmental actions and initiatives; and environmental requirements.  We undertake no obligation to update or supplement any forward-looking statements.  For further information, please refer to our filings with the Securities and Exchange Commission, particularly the section entitled “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010.

Third Quarter 2011

Research Coverage

EQUITY RESEARCH COVERAGE:

Firm	Analyst	Phone	Email
Bank of America Merrill Lynch	Jamie Feldman	646-855-5808	james.feldman@baml.com
BMO Capital Markets	Richard Anderson	212-885-4180	richard.anderson@bmo.com
Citigroup Global Markets	Michael Bilerman	212-816-1383	michael.bilerman@citi.com
Cowen and Company	Michael Gorman	646-562-1381	michael.gorman@cowen.com
Friedman Billings Ramsey & Co.	Sri Nagarajan	646-885-5429	snagarajan@fbr.com
Green Street Advisors	Michael Knott	949-640-8780	mknott@greenstreetadvisors.com
ISI Group	Steve Sakwa	212-446-9462	ssakwa@isigrp.com
Jeffries & Co.	Steve Benyik	212-707-6348	sbenyik@jefferies.com
JP Morgan	Anthony Paolone	212-622-6682	anthony.paolone@jpmorgan.com
Keefe, Bruyette & Woods	Sheila McGrath	212-887-7793	smcgrath@kbw.com
KeyBanc Capital Markets	Jordan Sadler	917-368-2280	jsadler@keybanccm.com
Macquarie Securities	Rob Stevenson	212-231-8068	rob.stevenson@macquarie.com
Raymond James	Bill Crow	727-567-2594	bill.crow@raymondjames.com
RBC Capital Markets	Dave Rodgers	440-715-2647	dave.rodgers@rbccm.com
Robert W. Baird & Co., Inc.	Chris Lucas	703-821-5780	crlucas@rwbaird.com
Stifel, Nicolaus & Company, Inc.	John Guinee	443-224-1307	jwguinee@stifel.com
Wells Fargo Securities	Brendan Maiorana	443-263-6516	brendan.maiorana@wachovia.com

With the exception of Green Street Advisors, the above-listed firms are those whose analysts publish research material on the Company and whose estimates of our FFO per share can be tracked through Thomson’s First Call Corporation. Any opinions, estimates, or forecasts the above analysts make regarding COPT’s future performance are their own and do not represent the views, estimates, or forecasts of COPT’s management.

Third Quarter 2011

Selected Financial Summary Data

(in thousands, except per share data)

	Three Months Ended										Nine Months Ended
	9/30/11		6/30/11		3/31/11		12/31/10		9/30/10		9/30/11	9/30/10
SUMMARY OF RESULTS
NOI	$76,417		$75,352		$71,536		$76,694		$70,724		$223,305	$205,271

Adjusted EBITDA	$69,288		$73,058		$69,205		$79,652		$66,976		$211,551	$193,918

Net income (loss) attributable to COPT common shareholders	$2,541		$(28,250)		$(21,815)		$11,498		$4,807		$(47,524)	$15,160

FFO - per NAREIT	$42,319		$6,007		$14,573		$52,222		$39,053		$62,899	$116,079

FFO - as adjusted for comparability	$44,391		$46,091		$42,338		$52,692		$41,717		$132,820	$119,033

Basic and diluted FFO available to common share and common unit holders	$37,029		$1,415		$9,498		$47,227		$34,278		$47,942	$101,418

Diluted AFFO available to common share and common unit holders	$33,300		$30,021		$25,100		$35,010		$33,642		$88,421	$93,324

Per share - diluted:
EPS	$0.03		$(0.42)		$(0.33)		$0.18		$0.08		$(0.70)	$0.24
FFO - NAREIT	$0.49		$0.02		$0.13		$0.69		$0.54		$0.65	$1.60
FFO - as adjusted for comparability	$0.52		$0.57		$0.52		$0.70		$0.58		$1.61	$1.65

Dividend per common share	$0.4125		$0.4125		$0.4125		$0.4125		$0.4125		$1.2375	$1.1975

Payout ratios:
Diluted FFO - as adjusted for comparability	80.5%		75.8%		79.2%		61.7%		71.3%		78.4%	73.2%
Diluted AFFO	94.5%		104.7%		117.6%		84.0%		78.3%		104.5%	81.8%
Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plans	87.0%		90.7%		93.8%		84.0%		78.3%		90.3%	81.8%

CAPITALIZATION
Debt, net	$2,420,073		$2,299,416		$2,396,795		$2,323,681		$2,468,419
Debt to Total Market Capitalization	56.2%		47.0%		46.0%		46.1%		48.6%
Debt to Undepreciated Book Value of Real Estate Assets	57.6%		56.0%		58.4%		57.2%		62.5%
Adjusted EBITDA fixed charge coverage ratio	2.6	x	2.6	x	2.5	x	2.8	x	2.4	x
Adjusted Debt to Adjusted EBITDA ratio	7.0	x	6.4	x	7.2	x	6.1	x	7.9	x

OTHER
Revenue from early termination of leases	$103		$196		$146		$2,014		$182		$445	$1,371
Capitalized interest costs	$4,458		$4,308		$4,341		$4,520		$3,861		$13,107	$12,005

Third Quarter 2011

Selected Financial Summary Data

(in thousands, except per share data)

	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
PORTFOLIO
Properties, gross (excluding accumulated depreciation)
Wholly-owned	$3,975,483	$3,887,684	$3,879,847	$3,833,624	$3,715,452
+ Consolidated JV (1)	124,109	119,584	115,749	114,863	112,916
Consolidated properties	$4,099,592	$4,007,268	$3,995,596	$3,948,487	$3,828,368

# of Operating Office Properties
Wholly-owned	246	249	252	252	249
+ Consolidated JV	4	4	4	4	4
Consolidated properties	250	253	256	256	253

% Occupied
Wholly-owned	88.0%	87.3%	87.0%	88.2%	87.4%
+ Consolidated JV	60.0%	58.9%	61.5%	61.5%	61.5%
Consolidated properties	87.4%	86.6%	86.4%	87.6%	86.8%

% Leased
Wholly-owned	89.8%	89.4%	89.2%	89.5%	88.7%
+ Consolidated JV	63.6%	60.1%	62.8%	62.7%	62.7%
Consolidated properties	89.2%	88.7%	88.6%	88.9%	88.1%

Square Feet of office properties (in thousands)
Wholly-owned	20,205	20,244	20,183	19,990	19,929
+ Consolidated JV Square Footage	443	442	442	442	442
Consolidated Square Footage	20,647	20,686	20,625	20,432	20,371

% Square Feet in Greater Washington, DC/Baltimore Region from wholly owned properties	83.4%	84.1%	84.4%	84.2%	84.2%

% of Wholly Owned Office Annualized Rental Revenue from “Strategic Tenant Properties”	59.3%	59.1%	58.8%	58.7%	56.5%

(1) Includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

Third Quarter 2011

Quarterly Consolidated Balance Sheets

(dollars in thousands)

	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
Assets
Properties, net
Operating properties	$3,325,609	$3,269,049	$3,345,921	$3,305,805	$3,241,507
Land - development	248,945	248,647	253,505	256,487	241,937
Properties under construction and development, excluding associated land costs	447,969	407,674	396,170	386,195	344,924
Less: accumulated depreciation	(553,306)	(527,616)	(526,825)	(503,032)	(479,218)
Total properties, net	3,469,217	3,397,754	3,468,771	3,445,455	3,349,150

Assets held for sale	72,767	77,172	—	—	—
Cash and cash equivalents	11,504	11,703	12,606	10,102	11,733
Restricted cash and marketable securities	39,232	22,909	24,094	22,582	21,095
Accounts receivable, net	20,991	13,083	19,765	18,938	18,906
Deferred rent receivable	87,148	84,457	82,901	79,160	76,833
Intangible assets on real estate acquisitions, net	97,954	99,374	106,444	113,735	123,307
Deferred leasing and financing costs, net	70,791	60,199	60,479	60,649	56,568
Prepaid expenses and other assets	95,788	101,579	90,749	93,896	79,780
Total assets	$3,965,392	$3,868,230	$3,865,809	$3,844,517	$3,737,372

Liabilities and equity
Liabilities:
Debt, net	$2,420,073	$2,299,416	$2,396,795	$2,323,681	$2,468,419
Accounts payable and accrued expenses	114,834	115,154	103,043	99,699	88,461
Rents received in advance and security deposits	28,241	26,779	29,427	31,603	26,919
Dividends and distributions payable	35,029	35,021	33,048	32,986	29,899
Deferred revenue associated with operating leases	15,621	12,883	13,897	14,802	15,790
Distributions received in excess of investment in unconsolidated real estate joint venture	5,953	5,841	5,686	5,545	5,458
Interest rate derivatives	30,629	10,020	3,564	4,226	4,943
Other liabilities	7,389	9,744	8,691	8,837	7,755
Total liabilities	2,657,769	2,514,858	2,594,151	2,521,379	2,647,644

Commitments and contingencies	—	—	—	—	—

Equity:
COPT’s shareholders’ equity:
Preferred shares (aggregate liquidation preference of $216,333)	81	81	81	81	81
Common shares	720	719	671	669	594
Additional paid-in capital	1,663,850	1,657,536	1,511,638	1,511,844	1,271,363
Cumulative distributions in excess of net income	(416,342)	(389,195)	(331,313)	(281,794)	(265,695)
Accumulated other comprehensive loss	(28,618)	(9,624)	(3,197)	(4,163)	(4,861)
Total COPT’s shareholders’ equity	1,219,691	1,259,517	1,177,880	1,226,637	1,001,482
Noncontrolling interests in subsidiaries
Common units in the Operating Partnership	60,583	66,482	66,016	69,337	61,867
Preferred units in the Operating Partnership	8,800	8,800	8,800	8,800	8,800
Other consolidated entities	18,549	18,573	18,962	18,364	17,579
Total noncontrolling interests in subsidiaries	87,932	93,855	93,778	96,501	88,246
Total equity	1,307,623	1,353,372	1,271,658	1,323,138	1,089,728
Total liabilities and equity	$3,965,392	$3,868,230	$3,865,809	$3,844,517	$3,737,372

Third Quarter 2011

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10
Revenues
Rental revenue	$99,068	$97,890	$96,589	$96,389	$90,264	$293,547	$266,334
Tenant recoveries and other real estate operations revenue	22,825	19,795	22,775	22,850	20,810	65,395	59,337
Construction contract and other service revenues	18,729	28,097	21,028	27,637	13,608	67,854	77,038
Total revenues	140,622	145,782	140,392	146,876	124,682	426,796	402,709

Expenses
Property operating expenses	47,655	44,366	49,266	45,751	43,013	141,287	128,331
Depreciation and amortization associated with real estate operations	35,719	31,059	30,942	33,558	29,503	97,720	84,368
Construction contract and other service expenses	18,171	26,909	20,618	27,154	13,347	65,698	75,148
Impairment losses	—	30,082	27,742	—	—	57,824	—
General and administrative expenses	6,154	6,320	6,777	6,103	6,079	19,251	17,905
Business development expenses	1,050	588	488	691	2,886	2,126	3,506
Total operating expenses	108,749	139,324	135,833	113,257	94,828	383,906	309,258

Operating income	31,873	6,458	4,559	33,619	29,854	42,890	93,451
Interest expense	(25,381)	(26,500)	(26,531)	(26,517)	(26,174)	(78,412)	(74,042)
Interest and other (loss) income	(242)	2,756	1,168	7,626	395	3,682	1,942
Loss on early extinguishment of debt	(1,655)	(25)	—	—	—	(1,680)	—

Income (loss) from continuing operations before equity in (loss) income of unconsolidated entities and income taxes	4,595	(17,311)	(20,804)	14,728	4,075	(33,520)	21,351
Equity in (loss) income of unconsolidated entities	(159)	(94)	30	1,005	648	(223)	371
Income tax benefit (expense)	457	5,042	544	(33)	(27)	6,043	(75)
Income (loss) from continuing operations	4,893	(12,363)	(20,230)	15,700	4,696	(27,700)	21,647
Discontinued operations	2,577	(13,660)	(1,037)	1,052	1,753	(12,120)	4,276
Income (loss) before gain on sales of real estate	7,470	(26,023)	(21,267)	16,752	6,449	(39,820)	25,923
Gain on sales of real estate, net of income taxes	—	16	2,701	—	2,477	2,717	2,829
Net income (loss)	7,470	(26,007)	(18,566)	16,752	8,926	(37,103)	28,752
Net (income) loss attributable to noncontrolling interests
Common units in the Operating Partnership	(178)	1,887	1,479	(862)	(363)	3,188	(1,254)
Preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
Other consolidated entities	(561)	61	(538)	(201)	434	(1,038)	233
Net income (loss) attributable to COPT	6,566	(24,224)	(17,790)	15,524	8,832	(35,448)	27,236
Preferred share dividends	(4,025)	(4,026)	(4,025)	(4,026)	(4,025)	(12,076)	(12,076)
Net income (loss) attributable to COPT common shareholders	$2,541	$(28,250)	$(21,815)	$11,498	$4,807	$(47,524)	$15,160

For diluted EPS computations:
Numerator for diluted EPS
Net income (loss) attributable to common shareholders	$2,541	$(28,250)	$(21,815)	$11,498	$4,807	$(47,524)	$15,160
Dilutive effect of common units in the Operating Partnership	—	(1,887)	(1,479)	—	—	(3,188)	—
Amount allocable to restricted shares	(262)	(237)	(282)	(264)	(267)	(781)	(807)
Numerator for diluted EPS	$2,279	$(30,374)	$(23,576)	$11,234	$4,540	$(51,493)	$14,353

Denominator:
Weighted average common shares - basic	71,312	68,446	66,340	63,404	58,656	68,718	58,333
Dilutive effect of common units in the Operating Partnership	—	4,382	4,396	—	—	4,371	—
Dilutive effect of share-based compensation awards	—	—	—	236	296	—	367
Weighted average common shares - diluted	71,312	72,828	70,736	63,640	58,952	73,089	58,700

Diluted EPS	$0.03	$(0.42)	$(0.33)	$0.18	$0.08	$(0.70)	$0.24

Third Quarter 2011

Consolidated Reconciliations of FFO and AFFO

(in thousands, except per share data)

	Three Months Ended					Nine Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10
Net operating income	$76,417	$75,352	$71,536	$76,694	$70,724	$223,305	$205,271
General and administrative expenses	(6,154)	(6,320)	(6,777)	(6,103)	(6,079)	(19,251)	(17,905)
Business development expenses	(1,050)	(588)	(488)	(691)	(2,886)	(2,126)	(3,506)
Income from construction contracts and other service operations	558	1,188	410	483	261	2,156	1,890
Impairment losses	—	(44,605)	(27,742)	—	—	(72,347)	—
Equity in (loss) income of unconsolidated entities	(159)	(94)	30	1,005	648	(223)	371
Depreciation and amortization on unconsolidated real estate entities	116	115	119	119	166	350	512
Interest and other income	(242)	2,756	1,168	7,626	395	3,682	1,942
Loss on early extinguishment of debt on continuing and discontinued operations	(1,995)	(25)	—	—	—	(2,020)	—
Gain on sales of real estate, net of income taxes	—	16	2,701	—	2,477	2,717	2,829
Total interest expense	(25,629)	(26,830)	(26,928)	(26,878)	(26,626)	(79,387)	(75,250)
Income tax benefit (expense)	457	5,042	544	(33)	(27)	6,043	(75)
FFO - per NAREIT	42,319	6,007	14,573	52,222	39,053	62,899	116,079
Preferred share dividends	(4,025)	(4,026)	(4,025)	(4,026)	(4,025)	(12,076)	(12,076)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
Noncontrolling interests - other consolidated entities (1)	(561)	61	(538)	(201)	434	(1,038)	233
Depreciation and amortization allocable to noncontrolling interests in other consolidated entities (1)	(276)	(225)	(65)	(157)	(666)	(566)	(1,245)
Basic and diluted FFO allocable to restricted shares	(263)	(237)	(282)	(446)	(353)	(782)	(1,078)
Basic and diluted FFO available to common share and common unit holders	$37,029	$1,415	$9,498	$47,227	$34,278	$47,942	$101,418

FFO - per NAREIT	$42,319	$6,007	$14,573	$52,222	$39,053	$62,899	$116,079
Depreciation and amortization	(36,032)	(32,049)	(33,020)	(35,347)	(30,745)	(101,101)	(87,896)
Gain on sales of previously depreciated operating properties, net of income taxes	1,299	150	—	(4)	784	1,449	1,081
Depreciation and amortization on unconsolidated real estate entities	(116)	(115)	(119)	(119)	(166)	(350)	(512)
Net income (loss)	7,470	(26,007)	(18,566)	16,752	8,926	(37,103)	28,752
Noncontrolling interests - common units in the Operating Partnership	(178)	1,887	1,479	(862)	(363)	3,188	(1,254)
Noncontrolling interests - preferred units in the Operating Partnership	(165)	(165)	(165)	(165)	(165)	(495)	(495)
Noncontrolling interests - other consolidated entities	(561)	61	(538)	(201)	434	(1,038)	233
Net income (loss) attributable to COPT	$6,566	$(24,224)	$(17,790)	$15,524	$8,832	$(35,448)	$27,236

Diluted FFO available to common share and common unit holders	$37,029	$1,415	$9,498	$47,227	$34,278	$47,942	$101,418
Operating property acquisition costs	77	52	23	470	2,664	152	2,954
Impairment losses, net of related tax benefit	—	40,007	27,742	—	—	67,749	—
Loss on early extinguishment of debt on continuing and discontinued operations	1,995	25	—	—	—	2,020	—
Diluted FFO available to common share and common unit holders, as adjusted for comparability	39,101	41,499	37,263	47,697	36,942	117,863	104,372
Straight line rent adjustments	(2)	(2,611)	(3,912)	(2,047)	1,267	(6,525)	(2,552)
Amortization of acquisition intangibles included in NOI	212	227	161	(231)	(96)	600	(460)
Recurring capital expenditures	(11,599)	(14,913)	(14,344)	(15,960)	(10,156)	(40,856)	(23,447)
Share-based compensation, net of amounts capitalized	2,759	2,638	2,759	2,638	2,619	8,156	7,417
Amortization of deferred financing costs	1,629	1,702	1,759	1,696	1,554	5,090	4,175
Amortization of net debt discounts, net of amounts capitalized	1,184	1,464	1,398	1,202	1,496	4,046	3,772
Amortization of settled debt hedges	16	15	16	15	16	47	47
Diluted AFFO available to common share and common unit holders (“diluted AFFO”)	$33,300	$30,021	$25,100	$35,010	$33,642	$88,421	$93,324
Recurring capital expenditures of properties included in disposition plans	2,889	4,639	6,368	—	—	13,896	—

Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plans	$36,189	$34,660	$31,468	$35,010	$33,642	$102,317	$93,324

FFO - per NAREIT	$42,319	$6,007	$14,573	$52,222	$39,053	$62,899	$116,079
Operating property acquisition costs	77	52	23	470	2,664	152	2,954
Impairment losses, net of related tax benefit	—	40,007	27,742	—	—	67,749	—
Loss on early extinguishment of debt on continuing and discontinued operations	1,995	25	—	—	—	2,020	—
FFO- as adjusted for comparability	$44,391	$46,091	$42,338	$52,692	$41,717	$132,820	$119,033

(1) The sum of these two lines equates to our consolidated joint venture partners’ share of FFO.

Third Quarter 2011

Summary of Wholly Owned Operating Office Properties by Region - September 30, 2011

	Operational				Under Construction/ Redevelopment
Property Region and Business Park/Submarket	# of Properties	Total Square Feet	Occupancy %	Leased %	# of Properties	Total Square Feet
Baltimore/Washington Corridor:
National Business Park	25	2,941,863	100%	100%	3	284,041
Columbia Gateway	28	2,221,845	88%	88%	—	—
Airport Square/bwtech	26	1,942,489	85%	85%	—	—
Columbia South	18	813,404	88%	92%	1	89,295
Commons/Parkway	11	506,579	77%	79%	—	—
Other	1	155,000	100%	100%	—	—
Subtotal	109	8,581,180	91%	91%	4	373,336

Northern Virginia:
Westfields Corporate Center	9	1,437,494	85%	86%	—	—
Tysons Corner/ Merrifield	4	650,228	96%	96%	1	140,530
Herndon	2	548,334	85%	93%	—	—
Dulles Tech	2	165,490	91%	91%	—	—
Patriot Ridge	—	—	0%	0%	1	236,685
Subtotal	17	2,801,546	88%	90%	2	377,215

Suburban Maryland	5	709,390	71%	87%	—	—

Washington, DC- Capital Riverfront	2	362,209	97%	97%	—	—

St. Mary’s & King George Counties
St. Mary’s County	12	614,543	85%	85%	1	82,842
King George County	6	206,149	94%	96%	—	—
Subtotal	18	820,692	87%	88%	1	82,842

Greater Baltimore:
White Marsh	35	1,577,401	80%	83%	—	—
Route 83 Corridor	10	1,043,947	85%	89%	—	—
Canton Crossing-Baltimore City	1	481,277	93%	94%	—	—
Baltimore County Westside	13	365,407	79%	79%	—	—
Harford County-North Gate Business Park	2	104,743	100%	100%	2	180,141
Subtotal	61	3,572,775	84%	86%	2	180,141

Colorado Springs:
Colorado Springs East	11	724,064	75%	76%	—	—
I-25 North Corridor	7	522,808	67%	67%	—	—
Colorado Springs Northwest	3	322,464	96%	97%	—	—
Subtotal	21	1,569,336	77%	77%	—	—

San Antonio, Texas	8	915,429	100%	100%	1	94,961

Greater Philadelphia, Pennsylvania	2	437,718	90%	100%	1	113,800

Other	3	434,308	100%	100%	—	—

Total	246	20,204,583	88%	90%	11	1,222,295

Third Quarter 2011

Property Occupancy Rates by Region by Quarter

(wholly owned office properties)

	Baltimore /				St. Mary’s &
	Washington	Northern	Greater	Suburban	King George	Colorado	San	Greater	Washington, DC-		Total
	Corridor	Virginia	Baltimore	Maryland	Counties	Springs	Antonio	Philadelphia	Capitol Riverfront	Other	Portfolio

September 30, 2011

Number of Buildings	109	17	61	5	18	21	8	2	2	3	246
Rentable Square Feet	8,581,180	2,801,546	3,572,775	709,390	820,692	1,569,336	915,429	437,718	362,209	434,308	20,204,583
Occupied %	90.8%	88.2%	83.8%	71.0%	87.4%	76.7%	100.0%	89.9%	97.4%	100.0%	88.0%
Leased %	91.4%	90.2%	86.1%	87.1%	87.8%	77.3%	100.0%	99.7%	97.4%	100.0%	89.8%

June 30, 2011

Number of Buildings	108	17	66	5	18	21	8	2	2	2	249
Rentable Square Feet	8,518,317	2,828,117	3,784,852	711,459	820,692	1,569,336	915,429	437,718	362,209	295,842	20,243,971
Occupied %	90.0%	87.6%	83.9%	71.0%	87.0%	76.0%	100.0%	85.8%	95.4%	100.0%	87.3%
Leased %	91.8%	89.3%	85.1%	84.0%	87.4%	76.7%	100.0%	99.7%	98.3%	100.0%	89.4%

March 31, 2011

Number of Buildings	111	17	66	5	18	21	8	2	2	2	252
Rentable Square Feet	8,557,526	2,809,317	3,764,456	711,459	820,692	1,571,334	915,429	375,760	361,674	295,842	20,183,489
Occupied %	89.1%	86.4%	83.6%	70.1%	88.8%	76.1%	100.0%	100.0%	95.4%	100.0%	87.0%
Leased %	91.4%	88.8%	85.7%	83.2%	88.8%	76.3%	100.0%	100.0%	95.4%	100.0%	89.2%

December 31, 2010

Number of Buildings	111	17	66	5	18	21	8	2	2	2	252
Rentable Square Feet	8,432,626	2,772,817	3,750,398	695,306	821,812	1,568,926	915,127	375,760	361,674	295,842	19,990,288
Occupied %	89.5%	91.9%	85.0%	71.4%	86.8%	76.2%	100.0%	100.0%	98.5%	100.0%	88.2%
Leased %	90.6%	93.1%	85.8%	87.1%	86.8%	76.2%	100.0%	100.0%	98.5%	100.0%	89.5%

September 30, 2010

Number of Buildings	110	16	65	5	18	21	8	2	2	2	249
Rentable Square Feet	8,402,671	2,763,656	3,728,034	695,184	821,812	1,568,926	915,127	375,760	361,674	295,842	19,928,686
Occupied %	89.1%	91.9%	80.4%	72.5%	89.2%	76.7%	100.0%	100.0%	99.6%	100.0%	87.4%
Leased %	90.3%	93.2%	83.5%	73.3%	89.7%	76.7%	100.0%	100.0%	99.6%	100.0%	88.7%

Summary of Operating, Construction and Redevelopment Office Properties Ownership at September 30, 2011

				Consolidated	Unconsolidated	Total
		Wholly-Owned	Consolidated JV	Portfolio	JV	Portfolio
Operating Properties
# of Properties		246	4	250	16	266
Total Square Feet		20,204,583	442,562	20,647,145	671,260	21,318,405
Leased Square Feet		18,134,802	281,403	18,416,205	480,926	18,897,131
% Leased		89.8%	63.6%	89.2%	71.6%	88.6%

Under Construction
# of Properties		9	1	10	—	10
Total Square Feet		1,056,815	114,891	1,171,706	—	1,171,706

Under Redevelopment
# of Properties		2	—	2	—	2
Total Square Feet		297,240	—	297,240	—	297,240

Partially Operational Prop. (1)
# of Constr.prop.		(2)	—	(2)	—	(2)
# of Redevelop. Prop.		(1)	—	(1)	—	(1)
Construction total sf		(88,850)	—	(88,850)	—	(88,850)
Redevelop. total sf		(42,910)	—	(42,910)	—	(42,910)

Total
# of Properties		254	5	259	16	275
Total Square Feet		21,426,878	557,453	21,984,331	671,260	22,655,591

(1) Adjustment for partially operational properties included in both operating properties and under construction or redevelopment.

Third Quarter 2011

Office Properties by Region - September 30, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

	Baltimore /Washington Corridor

1	2730 Hercules Road	BWI Airport	NBP	1990	M	238,007
2	300 Sentinel Drive (300 NBP)	BWI Airport	NBP	2009	M	193,296
3	304 Sentinel Drive (304 NBP)	BWI Airport	NBP	2005	M	162,483
4	2720 Technology Drive (220 NBP)	BWI Airport	NBP	2004	M	158,929
5	306 Sentinel Drive (306 NBP)	BWI Airport	NBP	2006	M	155,367
6	302 Sentinel Drive (302 NBP)	BWI Airport	NBP	2007	M	153,535
7	2711 Technology Drive (211 NBP)	BWI Airport	NBP	2002	M	152,209
8	308 Sentinel Drive (308 NBP)	BWI Airport	NBP	2010	M	151,207
9	318 Sentinel Way (318 NBP)	BWI Airport	NBP	2005	M	125,635
10	322 Sentinel Way (322 NBP)	BWI Airport	NBP	2006	M	125,487
11	320 Sentinel Way (320 NBP)	BWI Airport	NBP	2007	M	125,325
	316 National Business Parkway	BWI Airport	NBP		M		125,150
12	324 Sentinel Way (324 NBP)	BWI Airport	NBP	2010	M	125,118
13	140 National Business Parkway	BWI Airport	NBP	2003	M	119,466
14	132 National Business Parkway	BWI Airport	NBP	2000	M	118,150
15	2721 Technology Drive (221 NBP)	BWI Airport	NBP	2000	M	117,242
16	2701 Technology Drive (201 NBP)	BWI Airport	NBP	2001	M	117,068
17	430 National Business Parkway	BWI Airport	NBP	2011	M	61,299	48,529
	410 National Business Parkway	BWI Airport	NBP		M		110,362
18	2691 Technology Drive (191 NBP)	BWI Airport	NBP	2005	M	103,578
19	134 National Business Parkway	BWI Airport	NBP	1999	M	92,327
20	133 National Business Parkway	BWI Airport	NBP	1997	M	88,057
21	141 National Business Parkway	BWI Airport	NBP	1990	M	87,364
22	135 National Business Parkway	BWI Airport	NBP	1998	M	86,437
23	131 National Business Parkway	BWI Airport	NBP	1990	M	69,702
24	114 National Business Parkway	BWI Airport	NBP	2002	S	10,113
25	314 Sentinel Way (314 NBP)	BWI Airport	NBP	2008	S	4,462
						2,941,863	284,041

1	1550 West Nursery Road	BWI Airport	APS	2009	M	161,689
2	1306 Concourse Drive	BWI Airport	APS	1990	M	116,259
3	920 Elkridge Landing Road	BWI Airport	APS	1982	M	103,415
4	1304 Concourse Drive	BWI Airport	APS	2002	M	101,124
5	900 Elkridge Landing Road	BWI Airport	APS	1982	M	101,005
6	1199 Winterson Road	BWI Airport	APS	1988	M	100,104
7	880 Elkridge Landing Road	BWI Airport	APS	1981	M	99,646
8	1302 Concourse Drive	BWI Airport	APS	1996	M	83,717
9	881 Elkridge Landing Road	BWI Airport	APS	1986	M	75,385
10	1099 Winterson Road	BWI Airport	APS	1988	M	71,675
11	849 International Drive	BWI Airport	APS	1988	M	69,018
12	1190 Winterson Road	BWI Airport	APS	1987	M	69,016
13	911 Elkridge Landing Road	BWI Airport	APS	1985	M	68,373
14	1201 Winterson Road	BWI Airport	APS	1985	M	67,903
15	999 Corporate Boulevard	BWI Airport	APS	2000	M	67,083
16	891 Elkridge Landing Road	BWI Airport	APS	1984	M	57,987
17	901 Elkridge Landing Road	BWI Airport	APS	1984	M	57,872
18	800 International Drive	BWI Airport	APS	1988	S	57,379
19	930 International Drive	BWI Airport	APS	1986	S	56,685
20	900 International Drive	BWI Airport	APS	1986	S	57,140
21	921 Elkridge Landing Road	BWI Airport	APS	1983	M	56,452
22	938 Elkridge Landing Road	BWI Airport	APS	1984	M	56,270
23	939 Elkridge Landing Road	BWI Airport	APS	1983	M	54,224
24	870 Elkridge Landing Road	BWI Airport	APS	1981	S	5,810
						1,815,231

1	7240 Parkway Drive	BWI Airport	Comm./Pkwy.	1985	M	74,475
2	7467 Ridge Road	BWI Airport	Comm./Pkwy.	1990	M	74,545
3	7272 Park Circle Drive	BWI Airport	Comm./Pkwy.	1991/1996	M	60,041
4	7318 Parkway Drive	BWI Airport	Comm./Pkwy.	1984	S	59,204
5	7320 Parkway Drive	BWI Airport	Comm./Pkwy.	1983	S	56,964
6	1340 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	45,867
7	1362 Mellon Road	BWI Airport	Comm./Pkwy.	2006	M	43,232
8	1334 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	38,128
9	1331 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	28,906
10	1341 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	15,314
11	1343 Ashton Road	BWI Airport	Comm./Pkwy.	1989	S	9,903
						506,579	—

60	Subtotal (continued on next page)					5,263,673	284,041

The S or M notation indicates single story or multi-story, respectively.

Third Quarter 2011

Office Properties by Region - September 30, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

60	Subtotal (continued from prior page)					5,263,673	284,041

1	5520 Research Park Drive (UMBC) (1)	BWI Airport	bwtech@UMBC	2009	M	103,333
2	5522 Research Park Drive (UMBC) (1)	BWI Airport	bwtech@UMBC	2007	S	23,925
						127,258

1	2500 Riva Road	Annapolis		2000	M	155,000

1	Old Annapolis Road	Howard Co. Perimeter	Oakland Ridge	1985	M	171,436

1	7125 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1973/1999	M	471,073
2	7000 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1999	M	145,386
3	6721 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2009	M	131,451
4	6711 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2006-2007	M	124,048
5	6731 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2002	M	123,576
6	6950 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1998	M	112,861
7	6940 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1999	M	108,652
8	7067 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2001	M	85,393
9	8621 Robert Fulton Drive	Howard Co. Perimeter	Columbia Gateway	2005-2006	M	83,734
10	6700 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1988	M	76,359
11	6750 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	2001	M	75,328
12	6740 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1992	M	63,161
13	7015 Albert Einstein Drive	Howard Co. Perimeter	Columbia Gateway	1999	S	62,216
14	8671 Robert Fulton Drive	Howard Co. Perimeter	Columbia Gateway	2002	S	55,688
15	6716 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1990	M	52,114
16	8661 Robert Fulton Drive	Howard Co. Perimeter	Columbia Gateway	2002	S	48,666
17	7142 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1994	S	47,668
18	7130 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1989	S	45,882
19	6708 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1988	M	39,128
20	7065 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2000	S	38,560
21	7138 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1990	S	38,285
22	7063 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2000	S	36,295
23	6760 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	1991	M	36,227
24	7150 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1991	S	34,734
25	7061 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2000	M	30,730
26	6724 Alexander Bell Drive	Howard Co. Perimeter	Columbia Gateway	2001	M	28,107
27	7134 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	1990	S	21,931
28	6741 Columbia Gateway Drive	Howard Co. Perimeter	Columbia Gateway	2008	S	4,592
						2,221,845	—

1	7200 Riverwood Drive	Howard Co. Perimeter	Rivers Corporate Park	1986	S	160,000
	7205 Riverwood Drive	Howard Co. Perimeter	Rivers Corporate Park				89,295
2	7160 Riverwood Drive	Howard Co. Perimeter	Rivers Corporate Park	2000	M	62,041
3	9140 Guilford Road	Howard Co. Perimeter	Rivers Corporate Park	1983	S	40,288
4	7150 Riverwood Drive	Howard Co. Perimeter	Rivers Corporate Park	2000	M	39,496
5	9160 Guilford Road	Howard Co. Perimeter	Rivers Corporate Park	1984	M	36,919
6	7170 Riverwood Drive	Howard Co. Perimeter	Rivers Corporate Park	2000	M	27,891
7	9150 Guilford Road	Howard Co. Perimeter	Rivers Corporate Park	1984	S	18,405
8	10280 Old Columbia Road	Howard Co. Perimeter	Rivers Corporate Park	1988/2001	S	16,145
9	10270 Old Columbia Road	Howard Co. Perimeter	Rivers Corporate Park	1988/2001	S	15,914
10	9130 Guilford Road	Howard Co. Perimeter	Rivers Corporate Park	1984	S	13,647
11	10290 Old Columbia Road	Howard Co. Perimeter	Rivers Corporate Park	1988/2001	S	10,229
						440,975	89,295

1	9720 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	39,480
2	9740 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	37,520
3	9700 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	31,117
4	9730 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	30,495
5	9710 Patuxent Woods Drive	Howard Co. Perimeter	Owen Brown South	1986/2001	M	14,778
						153,390	—

1	9020 Mendenhall Court	Howard Co. Perimeter	Sieling Business Park	1982/2005	S	47,603

109	Total Baltimore/Washington Corridor					8,581,180	373,336

The S or M notation indicates single story or multi-story building, respectively.

(1) This property is a land-lease property.

Third Quarter 2011

Office Properties by Region - September 30, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

	St. Mary’s & King George Counties

1	22309 Exploration Drive	St. Mary’s County	Exploration Park	1984/1997	M	98,860
2	22289 Exploration Drive	St. Mary’s County	Exploration Park	2000	M	58,633
3	22299 Exploration Drive	St. Mary’s County	Exploration Park	1998	M	58,132
4	22300 Exploration Drive	St. Mary’s County	Exploration Park	1997	M	45,093
						260,718	—

1	46591 Expedition Drive	St. Mary’s County	Expedition Park	2005-2006	M	59,843
2	46579 Expedition Drive	St. Mary’s County	Expedition Park	2002	M	58,989
						118,832	—

	45310 Abell House Lane	St. Mary’s County	Wildewood Tech Park		M		82,842
1	44425 Pecan Court	St. Mary’s County	Wildewood Tech Park	1997	M	58,694
2	44408 Pecan Court	St. Mary’s County	Wildewood Tech Park	1986	S	49,808
3	23535 Cottonwood Parkway	St. Mary’s County	Wildewood Tech Park	1984	M	46,656
4	44417 Pecan Court	St. Mary’s County	Wildewood Tech Park	1989	S	29,053
5	44414 Pecan Court	St. Mary’s County	Wildewood Tech Park	1986	S	25,444
6	44420 Pecan Court	St. Mary’s County	Wildewood Tech Park	1989	S	25,338
						234,993	82,842

1	16480 Commerce Drive	King George County	Dahlgren Technology Center	2000	M	70,875
2	16541 Commerce Drive	King George County	Dahlgren Technology Center	1996	S	37,292
3	16539 Commerce Drive	King George County	Dahlgren Technology Center	1990	S	32,257
4	16442 Commerce Drive	King George County	Dahlgren Technology Center	2002	S	25,606
5	16501 Commerce Drive	King George County	Dahlgren Technology Center	2002	S	22,833
6	16543 Commerce Drive	King George County	Dahlgren Technology Center	2002	S	17,286
						206,149	—

18	Total St. Mary’s & King George Counties					820,692	82,842

	Northern Virginia

1	15000 Conference Center Drive	Dulles South	Westfields Corporate Center	1989	M	444,869
2	15010 Conference Center Drive	Dulles South	Westfields Corporate Center	2006	M	223,610
3	15049 Conference Center Drive	Dulles South	Westfields Corporate Center	1997	M	152,993
4	15059 Conference Center Drive	Dulles South	Westfields Corporate Center	2000	M	145,224
5	14900 Conference Center Drive	Dulles South	Westfields Corporate Center	1999	M	126,158
6	14280 Park Meadow Drive	Dulles South	Westfields Corporate Center	1999	M	114,409
7	4851 Stonecroft Boulevard	Dulles South	Westfields Corporate Center	2004	M	88,099
8	14850 Conference Center Drive	Dulles South	Westfields Corporate Center	2000	M	72,194
9	14840 Conference Center Drive	Dulles South	Westfields Corporate Center	2000	M	69,938
						1,437,494	—

1	13200 Woodland Park Road	Herndon	Woodland Park	2002	M	396,837

1	13454 Sunrise Valley Road	Herndon	Dulles Tech	1998	M	112,111
2	13450 Sunrise Valley Road	Herndon	Dulles Tech	1998	M	53,379
						165,490	—

1	3120 Fairview Park Drive	Merrifield	Fairview Park	2008	M	42,910	140,530

	7770 Backlick Road	Springfield	Patriot Ridge				236,685

1	1751 Pinnacle Drive	Tysons Corner		1989/1995	M	260,150
2	1753 Pinnacle Drive	Tysons Corner		1976/2004	M	186,707
3	1550 Westbranch Drive	Tysons Corner		2002	M	160,461
						607,318	—

1	2900 Towerview Road	Herndon	Renaissance Park	1982/2008	M	151,497

17	Total Northern Virginia					2,801,546	377,215

	Other

1	11751 Meadowville Lane	Richmond Southwest	Meadowville Technology Park	2007	M	193,000

1	201 Technology Park Drive	Southwest Virginia	Russell Regional Business Tech Park	2007	S	102,842

1	310 The Bridge Street	Huntsville	Bridge Street Town Center	2009	M	138,466

3	Total Other					434,308	—

The S or M notation indicates single story or multi-story building, respectively.

Third Quarter 2011

Office Properties by Region - September 30, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

	Greater Philadelphia

1	785 Jolly Road	Blue Bell	Arborcrest	1996	M	219,065	—
2	801 Lakeview Drive	Blue Bell	Arborcrest	1994	M	218,653
	751 Arbor Way	Blue Bell	Arborcrest				113,800
2	Total Greater Philadelphia					437,718	113,800

	San Antonio, Texas

2	7700 Potranco Road	San Antonio Northwest	Sentry Gateway	1982/1985	M	508,412
3	8000 Potranco Road	San Antonio Northwest	Sentry Gateway	2010	M	125,157
4	8030 Potranco Road	San Antonio Northwest	Sentry Gateway	2010	M	125,155
	100 Sentry Gateway	San Antonio Northwest	Sentry Gateway				94,961
5	7700-5 Potranco-Warehouse	San Antonio Northwest	Sentry Gateway	2009	S	25,056
6	7700-1 Potranco Road	San Antonio Northwest	Sentry Gateway	2007	S	8,674
						792,454	94,961

1	1560 Cable Ranch Road - Building B	San Antonio Northwest	151 Technology Center	1985/2006	M	77,040
2	1560 Cable Ranch Road - Building A	San Antonio Northwest	151 Technology Center	1985/2007	M	45,935
						122,975	—

8	Total San Antonio, Texas					915,429	94,961

	Colorado Springs, Colorado

1	985 Space Center Drive	Colorado Springs East	Patriot Park	1989	M	104,028
2	655 Space Center Drive	Colorado Springs East	Patriot Park	2008	M	103,970
3	565 Space Center Drive	Colorado Springs East	Patriot Park	2009	M	89,899
4	745 Space Center Drive	Colorado Springs East	Patriot Park	2006	M	51,500
5	980 Technology Court	Colorado Springs East	Patriot Park	1995	S	33,207
6	525 Babcock Road	Colorado Springs East	Patriot Park	1967	S	14,000
						396,604	—

1	1055 North Newport Road	Colorado Springs East	Aerotech Commerce Park	2007 - 2008	M	59,763

1	3535 Northrop Grumman Point	Colorado Springs East	Colorado Springs Airport	2008	M	124,305

1	1670 North Newport Road	Colorado Springs East	Newport	1986 - 1987	M	67,500
2	1915 Aerotech Drive	Colorado Springs East		1985	S	37,946
3	1925 Aerotech Drive	Colorado Springs East		1985	S	37,946
						143,392	—

1	10807 New Allegiance Drive	I-25 North Corridor	InterQuest Office	2009	M	145,723
2	9965 Federal Drive	I-25 North Corridor	InterQuest Office	1983/2007	M	74,749
3	9945 Federal Drive	I-25 North Corridor	InterQuest Office	2009	S	74,005
4	9950 Federal Drive	I-25 North Corridor	InterQuest Office	2001	S	66,223
5	12515 Academy Ridge View	I-25 North Corridor	InterQuest Office	2006	M	61,372
6	9925 Federal Drive	I-25 North Corridor	InterQuest Office	2008	S	53,788
7	9960 Federal Drive	I-25 North Corridor	InterQuest Office	2001	S	46,948
						522,808	—

1	5725 Mark Dabling Boulevard	Colorado Springs Northwest	Northcreek	1984	M	108,976
2	5775 Mark Dabling Boulevard	Colorado Springs Northwest	Northcreek	1984	M	108,640
3	5755 Mark Dabling Boulevard	Colorado Springs Northwest	Northcreek	1989	M	104,848
						322,464	—

21	Total Colorado Springs, Colorado					1,569,336	—

	Washington, DC - Capitol Riverfront
1	1201 M Street	Washington, DC - Capitol Riverfront	Maritime Plaza	2001	M	203,296
2	1220 12th Street	Washington, DC - Capitol Riverfront	Maritime Plaza	2003	M	158,913
	Total Washington, DC - Capitol Riverfront					362,209	—

The S or M notation indicates single story or multi-story building, respectively.

Third Quarter 2011

Office Properties by Region - September 30, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

	Suburban Maryland

1	11800 Tech Road	North Silver Spring	Montgomery Industrial	1989	M	228,179

1	400 Professional Drive	Gaithersburg	Crown Point	2000	M	129,853

1	110 Thomas Johnson Drive	Frederick		1987/1999	M	120,318

1	45 West Gude Drive	Rockville		1987	M	122,555
2	15 West Gude Drive	Rockville		1986	M	108,485
						231,040	—

5	Total Suburban Maryland					709,390	—

	Greater Baltimore

1	11311 McCormick Road	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1984/1994	M	214,704
2	200 International Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1987	M	125,352
3	226 Schilling Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1980	M	97,309
4	201 International Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1982	M	78,243
5	11011 McCormick Road	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1974	M	57,104
6	222 Schilling Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1978/1997	M	28,618
7	224 Schilling Circle	Hunt Valley/Rte 83 Corridor	Hunt Valley Business Comm.	1978/1997	M	27,575
						628,905	—

1	10150 York Road	Hunt Valley/Rte 83 Corridor		1985	M	175,207
2	9690 Deereco Road	Hunt Valley/Rte 83 Corridor		1988	M	134,950
3	375 West Padonia Road	Hunt Valley/Rte 83 Corridor		1986	M	104,885
						415,042	—

1	7210 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1972	S	79,739
2	7152 Windsor Boulevard	Baltimore County Westside	Rutherford Business Center	1986	S	58,074
3	21 Governor’s Court	Baltimore County Westside	Rutherford Business Center	1981/1995	M	56,384
4	7125 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1985	M	54,627
5	7104 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1988	M	30,239
6	15 Governor’s Court	Baltimore County Westside	Rutherford Business Center	1981	S	14,890
7	17 Governor’s Court	Baltimore County Westside	Rutherford Business Center	1981	S	14,454
8	7127 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1985	S	11,630
9	7129 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1985	S	11,133
10	7106 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1988	S	8,899
11	7108 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1988	S	8,810
12	7102 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1988	S	8,794
13	7131 Ambassador Road	Baltimore County Westside	Rutherford Business Center	1985	S	7,734
						365,407	—

1	1501 South Clinton Street	Baltimore	Canton Crossing	2006	M	481,277

	206 Research Boulevard	Harford County	North Gate Business Park				128,119
1	209 Research Boulevard	Harford County	North Gate Business Park	2010	M	77,192
2	210 Research Boulevard	Harford County	North Gate Business Park	2010	M	27,551	52,022
						104,743	180,141

26	Subtotal (continued on next page)					1,995,374	180,141

The S or M notation indicates single story or multi-story building, respectively.

Third Quarter 2011

Office Properties by Region - September 30, 2011

Wholly Owned Properties

Operating Property Count		Submarket	Business Park	Year Built or Renovated	S or M	Total Operational Square Feet	Total Square Feet Under Construction / Redevelopment

26	Subtotal (continued from prior page)					1,995,374	180,141

1	4940 Campbell Boulevard	White Marsh	Campbell Corporate Center	1990	M	50,415

1	8110 Corporate Drive	White Marsh	Corporate Place	2001	M	79,091
2	8140 Corporate Drive	White Marsh	Corporate Place	2003	M	76,271
						155,362	—

1	9910 Franklin Square Drive	White Marsh	Franklin Ridge	2005	S	57,812
2	9920 Franklin Square Drive	White Marsh	Franklin Ridge	2006	S	42,891
3	9930 Franklin Square Drive	White Marsh	Franklin Ridge	2001	S	39,750
4	9900 Franklin Square Drive	White Marsh	Franklin Ridge	1999	S	33,800
5	9940 Franklin Square Drive	White Marsh	Franklin Ridge	2000	S	32,242
						206,495	—

1	8020 Corporate Drive	White Marsh	McLean Ridge	1997	S	50,796
2	8094 Sandpiper Circle	White Marsh	McLean Ridge	1998	S	49,585
3	8098 Sandpiper Circle	White Marsh	McLean Ridge	1998	S	46,485
4	8010 Corporate Drive	White Marsh	McLean Ridge	1998	S	38,487
						185,353	—

1	5355 Nottingham Ridge Road	White Marsh	Nottingham Ridge	2005	S	35,930
2	5325 Nottingham Ridge Road	White Marsh	Nottingham Ridge	2002	S	35,678
						71,608	—

1	7941-7949 Corporate Drive	White Marsh	Tyler Ridge	1996	S	57,782
2	8007 Corporate Drive	White Marsh	Tyler Ridge	1995	S	41,799
3	8019 Corporate Drive	White Marsh	Tyler Ridge	1990	S	32,424
4	8013 Corporate Drive	White Marsh	Tyler Ridge	1990	S	29,995
5	8003 Corporate Drive	White Marsh	Tyler Ridge	1999	S	17,599
6	8015 Corporate Drive	White Marsh	Tyler Ridge	1990	S	15,669
7	8023 Corporate Drive	White Marsh	Tyler Ridge	1990	S	9,486
						204,754	—

1	5020 Campbell Boulevard	White Marsh	White Marsh Business Center	1986-1988	S	43,623
2	5024 Campbell Boulevard	White Marsh	White Marsh Business Center	1986-1988	S	33,710
3	5026 Campbell Boulevard	White Marsh	White Marsh Business Center	1986-1988	S	30,163
4	5022 Campbell Boulevard	White Marsh	White Marsh Business Center	1986-1988	S	26,748
						134,244	—

1	10001 Franklin Square Drive	White Marsh	White Marsh Commerce Center	1997	S	218,215

1	8114 Sandpiper Circle	White Marsh	White Marsh Health Center	1986	S	45,803

1	4979 Mercantile Road	White Marsh	White Marsh Hi-Tech Center	1985	S	49,590
2	4969 Mercantile Road	White Marsh	White Marsh Hi-Tech Center	1983	S	47,132
						96,722	—

1	7939 Honeygo Boulevard	White Marsh	White Marsh Professional Center	1984	M	28,208
2	8133 Perry Hall Boulevard	White Marsh	White Marsh Professional Center	1988	M	27,995
3	7923 Honeygo Boulevard	White Marsh	White Marsh Professional Center	1985	M	23,481
						79,684	—

1	8031 Corporate Drive	White Marsh		1988/2004	S	66,000
2	8615 Ridgely’s Choice Drive	White Marsh		2005	M	37,746
3	8029 Corporate Drive	White Marsh		1988/2004	S	25,000
						128,746	—

61	Total Greater Baltimore					3,572,775	180,141

246	TOTAL WHOLLY-OWNED OFFICE PROPERTY PORTFOLIO					20,204,583	1,222,295

The S or M notation indicates single story or multi-story building, respectively.

Third Quarter 2011

Renewal Analysis for Wholly Owned Office Properties

for Periods Ended September 30, 2011

	Baltimore/ Washington Corridor	Northern Virginia	Greater Baltimore	Suburban Maryland	St. Mary’s and King George Counties	Colorado Springs	Greater Philadelphia	Washington DC-Capital Riverfront	Total Office

Quarter Ended September 30, 2011:

Expiring Square Feet	269,959	10,129	319,184	13,511	68,178	17,325	—	7,091	705,377
Vacated Square Feet	20,023	—	78,404	—	13,851	17,325	—	—	129,603
Renewed Square Feet	249,936	10,129	240,780	13,511	54,327	—	—	7,091	575,774
Retention Rate (% based upon square feet)	92.58%	100.00%	75.44%	100.00%	79.68%	0.00%	0.00%	100.00%	81.63%

Renewed Space Only:
Average Committed Cost per Square Foot	$4.11	$1.32	$7.54	$1.85	$1.47	$0.00	$0.00	$20.21	$5.39
Weighted Average Lease Term in years	2.9	1.1	7.2	3.7	2.4	—	—	7.0	4.7

Change in Total Rent - GAAP	8.5%	-2.0%	12.5%	-0.7%	15.0%	0.0%	0.0%	8.4%	9.8%
Change in Total Rent - Cash	1.4%	0.0%	-9.3%	-4.7%	10.6%	0.0%	0.0%	-0.6%	-2.3%

Renewed & Retenanted Space:
Leased Square Feet	276,914	12,260	284,607	13,511	56,002	1,024	—	9,726	654,044
Average Committed Cost per Square Foot	$4.60	$10.06	$11.71	$1.85	$1.43	$0.00	$0.00	$24.64	$7.76
Weighted Average Lease Term in years	3.0	2.7	7.5	3.7	2.4	1.0	—	7.3	4.9

Change in Total Rent - GAAP	7.2%	-1.0%	12.7%	-0.7%	14.5%	-1.4%	0.0%	7.5%	9.3%
Change in Total Rent - Cash	0.5%	-0.9%	-7.0%	-4.7%	10.2%	0.0%	0.0%	-2.0%	-2.1%

Construction and Redevelopment Space:
Leased Square Feet	84,586	—	—	—	—	—	26,309	—	110,895
Average Committed Cost Per Square Foot	$65.73	$0.00	$0.00	$0.00	$0.00	$0.00	$67.89	$0.00	$66.24
Weighted Average Lease Term in years	5.1	—	—	—	—	—	9.5	—	6.2

Other First Generation Space
Leased Square Feet	52,844	—	46,016	7,259	—	8,086	—	—	114,205
Average Committed Cost Per Square Foot	$10.64	$0.00	$57.33	$19.80	$0.00	$24.30	$0.00	$0.00	$31.00
Weighted Average Lease Term in years	5.0	—	10.4	5.1	—	6.1	—	—	7.3

Total Square Feet Leased	414,344	12,260	330,623	20,770	56,002	9,110	26,309	9,726	879,144

Nine Months Ended September 30, 2011:

Expiring Square Feet	709,828	582,097	878,655	106,809	120,843	103,857	219,065	28,504	2,749,658
Vacated Square Feet	130,615	181,782	231,620	—	36,855	22,503	—	18,201	621,576
Renewed Square Feet	579,213	400,315	647,035	106,809	83,988	81,354	219,065	10,303	2,128,082
Retention Rate (% based upon square feet)	81.6%	68.8%	73.6%	100.0%	69.5%	78.3%	100.0%	36.2%	77.4%

Renewed Space Only:
Average Committed Cost per Square Foot	$10.86	$6.21	$13.45	$8.56	$2.09	$13.24	$2.37	$14.19	$9.55
Weighted Average Lease Term in years	4.7	2.6	5.8	3.9	2.1	4.6	3.0	5.1	4.3

Change in Total Rent - GAAP	5.7%	3.9%	6.3%	-8.3%	8.7%	14.2%	7.8%	7.5%	5.2%
Change in Total Rent - Cash	-0.6%	-0.7%	-9.1%	-11.2%	4.1%	-2.2%	2.8%	1.1%	-3.7%

Renewed & Retenanted Space:
Leased Square Feet	772,685	513,592	722,070	112,644	109,490	92,570	219,065	24,313	2,566,429
Average Committed Cost per Square Foot	$14.00	$15.13	$14.54	$8.77	$4.70	$11.76	$2.37	$14.19	$12.76
Weighted Average Lease Term in years	5.0	3.8	5.9	4.0	2.1	4.3	3.0	5.1	4.6

Change in Total Rent - GAAP	5.1%	3.5%	5.9%	-11.2%	14.0%	8.7%	7.8%	4.9%	4.7%
Change in Total Rent - Cash	-0.9%	-1.2%	-8.6%	-13.8%	9.4%	-5.7%	2.8%	-0.6%	-3.5%

Construction and Redevelopment Space:
Leased Square Feet	187,094	62,442	—	—	—	—	86,918	—	336,454
Average Committed Cost Per Square Foot	$54.85	$78.29	$0.00	$0.00	$0.00	$0.00	$58.73	$0.00	$60.20
Weighted Average Lease Term in years	5.9	7.7	—	—	—	—	9.9	—	7.3

Other First Generation Space
Leased Square Feet	81,765	—	88,047	7,259	—	20,636	—	—	197,707
Average Committed Cost Per Square Foot	$15.86	$0.00	$47.56	$19.80	$0.00	$22.81	$0.00	$0.00	$30.84
Weighted Average Lease Term in years	5.3	—	8.5	5.1	—	5.2	—	—	6.7

Total Square Feet Leased	1,041,544	576,034	810,117	119,903	109,490	113,206	305,983	24,313	3,100,590

Notes:  No renewal or retenanting activity transpired in our San Antonio or Other regions.

Activity is exclusive of owner occupied space and leases with less than a one-year term.

Retention rate includes early renewals.

Third Quarter 2011

Lease Expiration Analysis

(wholly owned office properties)

					Total		Total
					Annual. Rental	Percentage	Annual. Rental
		Square		Percentage	Revenue of	of Total	Revenue of
Year and Region	Number	Footage	Percentage of	of Total	Expiring	Annualized Rental	Expiring Leases
of Lease	of Leases	of Leases	Period’s Expiring	Occupied	Leases (3)	Revenue	per Occupied
Expiration (2)	Expiring	Expiring	Square Feet	Square Feet	(000’s)	Expiring	Square Foot

Baltimore/Washington Corridor	28	279,461	44.9%	1.6%	$6,855	1.5%	$24.53
Northern Virginia	2	19,422	3.1%	0.1%	533	0.1%	27.47
Greater Baltimore	15	151,127	24.3%	0.9%	2,429	0.5%	16.07
Suburban Maryland	1	18,748	3.0%	0.1%	537	0.1%	28.66
St. Mary’s and King George Cos.	3	40,895	6.6%	0.2%	974	0.2%	23.81
Colorado Springs	1	46,830	7.5%	0.3%	535	0.1%	11.43
Washington, DC-Capitol Riverfront	4	66,275	10.6%	0.4%	3,196	0.7%	48.22
2011	54	622,758	100.0%	3.5%	15,060	3.2%	24.18

Baltimore/Washington Corridor	49	1,086,674	47.5%	6.1%	28,630	6.1%	26.35
Northern Virginia	18	327,068	14.3%	1.8%	9,437	2.0%	28.85
Greater Baltimore	50	366,642	16.0%	2.1%	7,700	1.7%	21.00
Suburban Maryland	2	18,459	0.8%	0.1%	328	0.1%	17.75
St. Mary’s and King George Cos.	17	331,787	14.5%	1.9%	6,459	1.4%	19.47
Colorado Springs	9	71,742	3.1%	0.4%	1,417	0.3%	19.76
San Antonio	2	78,359	3.4%	0.4%	1,392	0.3%	17.76
Washington, DC-Capitol Riverfront	2	4,709	0.2%	0.0%	220	0.0%	46.72
2012	149	2,285,440	100.0%	12.9%	55,583	11.9%	24.32

Baltimore/Washington Corridor	50	1,194,831	63.6%	6.7%	38,435	8.3%	32.17
Northern Virginia	11	146,393	7.8%	0.8%	3,830	0.8%	26.16
Greater Baltimore	33	143,106	7.6%	0.8%	3,149	0.7%	22.00
Suburban Maryland	2	8,914	0.5%	0.1%	243	0.1%	27.25
St. Mary’s and King George Cos.	7	114,699	6.1%	0.6%	2,089	0.4%	18.21
Colorado Springs	11	139,711	7.4%	0.8%	2,785	0.6%	19.93
Washington, DC-Capitol Riverfront	5	132,113	7.0%	0.7%	5,709	1.2%	43.21
2013	119	1,879,767	100.0%	10.6%	56,239	12.1%	29.92

Baltimore/Washington Corridor	52	855,086	39.0%	4.8%	24,380	5.2%	28.51
Northern Virginia	8	465,652	21.2%	2.6%	14,195	3.0%	30.48
Greater Baltimore	38	307,834	14.0%	1.7%	5,784	1.2%	18.79
Suburban Maryland	4	88,166	4.0%	0.5%	1,811	0.4%	20.54
St. Mary’s and King George Cos.	12	84,068	3.8%	0.5%	1,639	0.4%	19.49
Colorado Springs	11	183,570	8.4%	1.0%	3,604	0.8%	19.63
Washington, DC-Capitol Riverfront	6	70,200	3.2%	0.4%	3,112	0.7%	44.33
Other	1	138,466	6.3%	0.8%	3,454	0.7%	24.95
2014	132	2,193,042	100.0%	12.3%	57,979	12.4%	26.44

Baltimore/Washington Corridor	54	1,214,738	42.6%	6.8%	34,331	7.4%	28.26
Northern Virginia	12	704,532	24.7%	4.0%	21,289	4.6%	30.22
Greater Baltimore	31	358,531	12.6%	2.0%	6,590	1.4%	18.38
Suburban Maryland	5	146,275	5.1%	0.8%	2,944	0.6%	20.13
St. Mary’s and King George Cos.	8	76,199	2.7%	0.4%	1,332	0.3%	17.48
Greater Philadelphia	1	219,065	7.7%	1.2%	2,884	0.6%	13.17
Colorado Springs	9	104,408	3.7%	0.6%	1,998	0.4%	19.13
Washington, DC-Capitol Riverfront	3	30,599	1.1%	0.2%	1,388	0.3%	45.37
2015	123	2,854,347	100.0%	16.1%	72,757	15.6%	25.49

Baltimore/Washington Corridor	114	3,161,209	39.8%	17.8%	83,283	17.9%	26.35
Northern Virginia	32	807,198	10.2%	4.5%	25,347	5.4%	31.40
Greater Baltimore	80	1,667,756	21.0%	9.4%	39,170	8.4%	23.49
Suburban Maryland	5	223,223	2.8%	1.3%	5,254	1.1%	23.54
St. Mary’s and King George Cos.	6	69,961	0.9%	0.4%	1,407	0.3%	20.11
Greater Philadelphia	2	174,238	2.2%	1.0%	4,319	0.9%	24.79
Colorado Springs	14	657,937	8.3%	3.7%	13,763	3.0%	20.92
San Antonio	6	837,070	10.5%	4.7%	24,575	5.3%	29.36
Washington, DC-Capitol Riverfront	5	48,793	0.6%	0.3%	2,176	0.5%	44.59
Other	2	295,842	3.7%	1.7%	8,856	1.9%	29.94
Thereafter	266	7,943,227	100.0%	44.7%	208,150	44.7%	26.20

Total / Average	843	17,778,581		100.0%	$465,767	100.0%	$26.20

NOTE: As of September 30, 2011, the weighted average lease term for the wholly owned office properties is 4.8 years.

(1)             This expiration analysis includes the effect of early renewals completed on existing leases but excludes the effect of new tenant leases on 356,221 square feet yet to commence as of September 30, 2011.

(2)             Many of our government leases are subject to certain early termination provisions which are customary to government leases. The year of lease expiration was computed assuming no exercise of such early termination rights.

(3)             Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2011 multiplied by 12 plus the estimated annualized expense reimbursements under existing office leases.

Third Quarter 2011

Top 20 Tenants (1)

(Based on Annualized Rental Revenue of

wholly owned office properties, dollars in thousands)

			Percentage of	Total	Percentage	Weighted
		Total	Total	Annualized	of Total	Average
	Number of	Occupied	Occupied	Rental	Annualized Rental	Remaining
Tenant	Leases	Square Feet	Square Feet	Revenue (2)	Revenue	Lease Term (3)

United States of America (4)	79	3,257,589	18.3%	$101,325	21.8%	5.5
Northrop Grumman Corporation (5)	16	1,204,210	6.8%	32,069	6.9%	6.4
Booz Allen Hamilton, Inc.	9	806,352	4.5%	24,897	5.3%	4.4
Computer Sciences Corporation (5)	9	756,351	4.3%	22,634	4.9%	2.5
The MITRE Corporation	4	284,819	1.6%	8,379	1.8%	5.3
ITT Corporation (5)	9	332,490	1.9%	8,220	1.8%	4.3
Wells Fargo & Company (5)	6	214,982	1.2%	7,798	1.7%	6.7
The Aerospace Corporation	3	254,869	1.4%	7,729	1.7%	3.4
L-3 Communications Holdings, Inc. (5)	4	258,192	1.5%	7,542	1.6%	2.5
CareFirst, Inc.	2	222,610	1.3%	7,247	1.6%	10.0
General Dynamics Corporation (5)	7	238,130	1.3%	6,849	1.5%	4.4
Kratos Defense & Security Solution, Inc. (5)	4	241,627	1.4%	6,590	1.4%	8.4
The Boeing Company (5)	6	196,939	1.1%	6,067	1.3%	3.0
Comcast Corporation (5)	6	304,732	1.7%	5,629	1.2%	7.4
AT&T Corporation (5)	4	315,353	1.8%	5,527	1.2%	7.2
Ciena Corporation	5	270,215	1.5%	5,140	1.1%	1.5
Raytheon Company	6	180,385	1.0%	5,097	1.1%	3.0
Unisys Corporation	1	156,695	0.9%	3,898	0.8%	8.7
The Johns Hopkins Institutions (5)	5	141,403	0.8%	3,709	0.8%	5.1
Merck & Co., Inc.	2	225,894	1.3%	3,050	0.7%	3.7

Subtotal Top 20 Office Tenants	187	9,863,837	55.5%	279,395	60.0%	5.2
All remaining tenants	656	7,914,744	44.5%	186,372	40.0%	4.3
Total/Weighted Average	843	17,778,581	100.0%	$465,767	100.0%	4.8

(1)          Table excludes owner occupied leasing activity which represents 164,956 square feet with total annualized rental revenue of $4.3 million, and a weighted average remaining lease term of 4.5 years as of September 30, 2011.

(2)          Total Annualized Rental Revenue is the monthly contractual base rent as of September 30, 2011, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

(3)          The weighting of the lease term was computed using Total Rental Revenue.

(4)          Many of our government leases are subject to early termination provisions which are customary to government leases. The weighted average remaining lease term was computed assuming no exercise of such early termination rights.

(5)          Includes affiliated organizations or agencies.

Third Quarter 2011

Real Estate Revenues* by Region

(dollars in thousands)

	Three Months Ended					Nine Months Ended
Office Properties:	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10

Baltimore/Washington Corridor	$54,744	$52,860	$53,252	$52,829	$51,946	$160,856	$154,627
Northern Virginia	18,640	18,445	18,274	19,283	18,949	55,359	55,780
Greater Baltimore	18,193	17,846	17,612	18,870	18,288	53,651	52,980
Colorado Springs	6,037	5,912	5,920	6,235	6,176	17,869	18,662
Suburban Maryland	5,648	5,325	5,609	5,235	5,243	16,582	16,524
St. Mary’s and King George Counties	3,508	3,564	3,534	3,417	3,431	10,606	10,550
San Antonio	7,701	7,089	7,663	7,898	5,609	22,453	13,775
Washington, DC - Capitol Riverfront	4,507	4,252	4,590	4,543	135	13,349	135
Greater Philadelphia	1,701	1,675	1,939	1,794	1,793	5,315	4,505
Wholesale Data Center	1,283	1,276	1,210	900	162	3,769	162
Other	3,167	2,562	2,838	2,709	3,296	8,567	10,315

Real estate revenues	$125,129	$120,806	$122,441	$123,713	$115,028	$368,376	$338,015

NOI* by Region

(dollars in thousands)

	Three Months Ended					Nine Months Ended
Office Properties:	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10

Baltimore/Washington Corridor	$34,839	$34,535	$31,862	$33,442	$33,001	$101,236	$96,674
Northern Virginia	11,276	11,071	10,603	12,382	11,754	32,950	34,566
Greater Baltimore	10,572	10,577	9,072	11,528	10,460	30,221	28,831
Colorado Springs	3,464	3,835	3,484	4,026	3,796	10,783	11,734
Suburban Maryland	3,627	3,091	2,891	3,096	2,625	9,609	9,006
St. Mary’s and King George Counties	2,365	2,594	2,518	2,377	2,279	7,477	7,250
San Antonio	3,804	3,881	3,794	3,877	2,912	11,479	7,349
Washington, DC - Capitol Riverfront	2,699	2,595	2,963	2,835	85	8,257	85
Greater Philadelphia	1,239	1,300	1,493	1,315	1,561	4,032	2,710
Wholesale Data Center	229	445	504	(51)	(89)	1,178	(89)
Other	2,303	1,428	2,352	1,867	2,340	6,083	7,155

NOI	$76,417	$75,352	$71,536	$76,694	$70,724	$223,305	$205,271

*Includes continuing and discontinued operations.

Third Quarter 2011

Same Office Properties (1) Average Occupancy Rates by Region

	Number	Rentable
	of	Square	Three Months Ended					Nine Months Ended
	Buildings	Feet	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10

Baltimore Washington Corridor	97	7,938,756	89.4%	89.0%	89.0%	88.8%	88.8%	89.1%	89.0%

Northern Virginia	14	2,446,678	89.4%	88.9%	87.7%	91.0%	91.1%	88.7%	96.2%

Greater Baltimore	34	2,416,859	86.1%	86.7%	87.1%	87.6%	88.2%	86.6%	88.3%

Suburban Maryland	3	362,387	92.8%	91.8%	91.8%	92.0%	87.9%	92.1%	85.8%

St.Mary’s and King George Counties	12	585,699	96.9%	97.7%	97.7%	96.4%	98.4%	97.4%	98.6%

Colorado Springs	18	1,266,214	86.8%	86.5%	86.5%	86.7%	85.5%	86.6%	86.7%

San Antonio	6	665,117	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Greater Philadelphia	1	219,065	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Other	2	295,842	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%	100.0%

Total Office	187	16,196,617	89.8%	89.6%	89.5%	89.9%	89.9%	89.7%	90.6%

Total Same Office Properties occupancy as of period end			90.0%	89.8%	89.1%	89.8%	90.1%

(1)  Same office properties represent buildings owned and 100% operational since January 1, 2010, excluding properties held for future disposition.

Third Quarter 2011

Same Office Property Real Estate Revenues by Region

(dollars in thousands)

	Three Months Ended					Nine Months Ended
Office Properties:	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10

Baltimore/Washington Corridor	$49,738	$48,220	$49,255	$49,529	$49,098	$147,213	$148,690
Northern Virginia	16,528	16,887	16,420	17,418	16,955	49,835	52,374
Greater Baltimore	12,788	12,950	12,967	12,975	13,785	38,705	39,920
Colorado Springs	5,521	5,461	5,316	5,862	5,622	16,298	17,131
Suburban Maryland	2,938	2,673	2,940	2,553	2,390	8,551	7,224
St. Mary’s and King George Counties	2,935	3,008	2,957	2,827	2,754	8,900	8,433
San Antonio	5,855	5,250	5,869	5,964	5,039	16,974	13,205
Greater Philadelphia	707	715	506	741	825	1,928	2,045
Other	2,377	2,150	2,437	2,513	2,551	6,964	7,565

Real estate revenues	$99,387	$97,314	$98,667	$100,382	$99,019	$295,368	$296,587

Same Office Property NOI by Region

(dollars in thousands)

	Three Months Ended					Nine Months Ended
Office Properties:	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10

Baltimore/Washington Corridor	$31,496	$31,293	$29,348	$31,106	$31,087	$92,137	$93,498
Northern Virginia	9,953	10,413	9,469	11,145	10,186	29,835	32,135
Greater Baltimore	7,411	7,784	7,280	7,935	8,283	22,475	22,883
Colorado Springs	3,530	3,766	3,375	4,085	3,734	10,671	11,479
Suburban Maryland	2,284	1,721	1,880	1,637	1,417	5,885	4,279
St. Mary’s and King George Counties	2,051	2,256	2,171	2,002	1,812	6,478	5,784
San Antonio	2,365	2,408	2,355	2,402	2,398	7,128	6,919
Greater Philadelphia	669	680	457	713	763	1,806	1,956
Other	2,094	1,920	2,211	2,179	2,192	6,225	6,479

NOI	$61,853	$62,241	$58,546	$63,204	$61,872	$182,640	$185,412
Add (less): Straight-line rent adjustments	1,882	(1,494)	(2,937)	(1,201)	1,970	(2,549)	(1,768)
Less: Amortization of deferred market rental revenue	(197)	(194)	(240)	(280)	(281)	(631)	(943)
Add: Amortization of above-market cost arrangements	329	329	328	337	337	986	1,011
Same office property cash NOI	$63,867	$60,882	$55,697	$62,060	$63,898	$180,446	$183,712
Less: Lease termination fees, gross	(130)	(46)	(137)	(945)	(109)	(313)	(1,175)
Same office property cash NOI, excluding gross lease termination fees	$63,737	$60,836	$55,560	$61,115	$63,789	$180,133	$182,537

Note:  Same office properties represent buildings owned and 100% operational since January 1, 2010, excluding properties held for future disposition.

Third Quarter 2011

Acquisition Summary for Wholly Owned Operating Office Properties  - Nine Months Ended September 30, 2011

				Acquisition	Allocated Contractual Sale
Location	Property Region	Business Park/Submarket	Square Feet	Date	Price (in thousands)

310 The Bridge Street	Other	Huntsville	138,466	8/9/11	$33,413

Disposition Summary for Wholly Owned Operating Office Properties  — Nine Months Ended September 30, 2011

				Disposition	Allocated Contractual Sale
Location	Property Region	Business Park/Submarket	Square Feet	Date	Price (in thousands)

1344 & 1348 Ashton Road and 1350 Dorsey Road	Baltimore/Washington Corridor	Commons/Parkway	38,954	5/24/11	$3,800
Subtotal - Quarter Ended 6/30/11			38,954		3,800

216 Schilling Circle	Suburban Baltimore	Hunt Valley Business Center	35,806	8/23/11	4,700
Towson Portfolio	Suburban Baltimore	Towson	178,666	9/29/11	16,000
Subtotal - Quarter Ended 9/30/11			214,472		20,700

Total			253,426		$24,500

Third Quarter 2011

Construction, Pre-Construction, Future Projects, Redevelopment and Controlled Land Summary

(dollars in thousands)

	Rentable Square Feet
	Listed	Listed	Listed	Listed	Listed	Listed
	Construction	Pre-Construction	Future	Redevelopment	Wholesale Data	Controlled
	Projects	Projects	Projects	Projects	Center	Land	Other	Total

Baltimore/Washington Corridor	434,635	140,000	245,000	—	N/A	3,709,000	—	4,528,635
Northern Virginia	236,685	239,000	—	183,440	N/A	1,798,000	—	2,457,125
Greater Baltimore	207,692	—	—	—	N/A	3,032,000	—	3,239,692
Colorado Springs	—	—	—	—	N/A	2,499,000	—	2,499,000
Suburban Maryland	—	—	—	—	N/A	1,900,000	—	1,900,000
St. Mary’s and King George Counties	82,842	—	—	—	N/A	124,000	—	206,842
San Antonio	94,961	—	125,000	—	N/A	1,127,000	—	1,346,961
Greater Philadelphia	—	—	—	113,800	N/A	790,000	—	903,800
Huntsville, Alabama	114,891	63,000	120,000	—	N/A	4,302,000	—	4,599,891
Other	—	—	—	—	N/A	967,000	—	967,000

	1,171,706	442,000	490,000	297,240	N/A	20,248,000	—	22,648,946

	Costs to date, by region
	Listed	Listed	Listed	Listed	Listed	Listed
	Construction	Pre-Construction	Future	Redevelopment	Wholesale Data	Controlled
	Projects (1)	Projects (1)	Projects	Projects (1)	Center (1)	Land	Other	Total

Baltimore/Washington Corridor	$68,200	$8,540	$17,259	$—	$—	$85,474	$11,276	$190,749
Northern Virginia	33,886	8,601	—	46,496	—	42,359	—	131,342
Greater Baltimore	31,112	—	—	—	—	82,608	181	113,901
Colorado Springs	—	—	—	—	—	48,379	—	48,379
Suburban Maryland	—	—	—	—	—	24,417	241	24,658
St. Mary’s and King George Counties	15,865	—	—	—	—	3,397	—	19,262
San Antonio	11,325	—	3,413	—	—	22,616	5,406	42,760
Greater Philadelphia	—	—	—	8,568	—	20,689	1,573	30,830
Huntsville, Alabama	8,471	207	1,580	—	—	13,254	—	23,512
Wholesale Data Center	—	—	—	—	191,180	—	—	191,180
Other	—	—	—	—	—	8,381	(148)	8,233

	$168,859	$17,348	$22,252	$55,064	$191,180	$351,574	$18,529	$824,806

	Costs to date, by Balance Sheet line item
	Listed	Listed	Listed	Listed	Listed	Listed
	Construction	Pre-Construction	Future	Redevelopment	Wholesale Data	Controlled
	Projects	Projects	Projects	Projects	Center	Land	Other	Total

Operating properties	$15,182	$—	$3,969	$45,557	$44,599	$15,551	$—	$124,858
Land - development	19,561	8,565	6,993	—	5,040	208,786	—	248,945
Properties under construction and development, excluding associated land costs	132,545	8,783	11,290	8,072	141,541	127,209	18,529	447,969
Deferred leasing costs	1,571	—	—	1,435	—	28	—	3,034

	$168,859	$17,348	$22,252	$55,064	$191,180	$351,574	$18,529	$824,806

(1) Including cost of land undergoing construction, pre-construction or redevelopment activities.

Third Quarter 2011

Controlled Land (1)

Location	Submarket	Status	Acres		Estimated Developable Square Feet

National Business Park - North	BWI Airport	Wholly owned	170		1,405,000
National Business Park - South	BWI Airport	Wholly owned	7		260,000
1243 Winterson Road (AS 22)	BWI Airport	Wholly owned	2		30,000
940 Elkridge Landing Road (AS 7)	BWI Airport	Wholly owned	3		54,000
West Nursery Road	BWI Airport	Wholly owned	1		5,000
Arundel Preserve	BWI Airport	Consolidated JV- 50% interest/Under contract	56	up to	1,382,000
1460 Dorsey Road	BWI Airport	Wholly owned	6		60,000
Columbia Gateway Parcel T-11	Howard Co. Perimeter	Wholly owned	14		220,000
7125 Columbia Gateway Drive	Howard Co. Perimeter	Wholly owned	8		266,000
Riverwood	Howard Co. Perimeter	Wholly owned	5		27,000
Total Baltimore / Washington Corridor			272		3,709,000

Westfields Corporate Center	Dulles South	Wholly owned	23		400,000
Westfields - Park Center	Dulles South	Wholly owned	33		674,000
Woodland Park	Herndon	Wholly owned	5		225,000
Patriot Ridge	Springfield	Wholly owned	11		499,000
Total Northern Virginia			72		1,798,000

Canton Crossing	Baltimore	Wholly owned	10		773,000
White Marsh	White Marsh	Wholly owned	152		1,692,000
North Gate Business Park	Harford County	Wholly owned	39		567,000
Total Greater Baltimore			201		3,032,000

Thomas Johnson Drive	Frederick	Wholly owned	6		170,000
Route 15 / Biggs Ford Road	Frederick	Wholly owned	107		1,000,000
Rockville Corporate Center	Rockville	Wholly owned	10		220,000
M Square Research Park	College Park	Consolidated JV- 50% interest/Under contract	49		510,000
Total Suburban Maryland			172		1,900,000

Arborcrest	Blue Bell	Wholly owned	8		790,000
Total Greater Philadelphia			8		790,000

Dahlgren Technology Center	King George County	Wholly owned	38		64,000
Expedition VII	St. Mary’s County	Wholly owned	6		60,000
Total St. Mary’s & King George Counties			44		124,000

InterQuest	I-25 North Corridor	Wholly owned	113		1,623,000
9965 Federal Drive	I-25 North Corridor	Wholly owned	4		30,000
Patriot Park	Colorado Springs East	Wholly owned	71		756,000
Aerotech Commerce	Colorado Springs East	Wholly owned	6		90,000
Total Colorado Springs			194		2,499,000

Northwest Crossroads	San Antonio Northwest	Wholly owned	31		375,000
Military Drive	San Antonio Northwest	Wholly owned	41		752,000
Total San Antonio			72		1,127,000

Redstone Gateway	Huntsville, AL	Consolidated JV - 85% interest/Under contract	443		4,302,000
Total Huntsville			443		4,302,000

Indian Head	Charles County, MD	Consolidated JV - 75% interest	208		967,000
Fort Ritchie	Fort Ritchie	Wholly owned	591		—
Total Other			799		967,000

TOTAL			2,276		20,248,000

(1)          This land inventory schedule excludes all properties listed as construction, redevelopment, pre-construction or future projects as detailed on pages 25 and 26, and includes properties under ground lease to us.

Third Quarter 2011

Summary of Construction and Redevelopment Projects

(dollars in thousands)

								Actual or
			Total	Percentage	as of September 30, 2011 (1)			Anticipated
			Rentable	Leased	Anticipated		Cost to	Construction	Anticipated
	Park/		Square	as of	total	Cost	date placed	Completion	Operational
Property and Location	Submarket	Ownership	Feet	9/30/11	cost	to date	in service	Date (2)	Date (3)

Construction

316 Sentinel Way (316 NBP) Annapolis Junction, Maryland	BWI Airport	Wholly owned	125,150	63%	$32,400	$23,136	—	1Q 11	1Q 12

7205 Riverwood Road Columbia, Maryland	Howard Co. Perimeter	Wholly owned	89,295	0%	22,025	12,775	—	4Q 11	4Q 12

Subtotal Government			214,445	37%	$54,425	$35,911	$—
% of Total Drivers			18%

410 National Business Parkway Annapolis Junction, Maryland	BWI Airport	Wholly owned	110,362	0%	$25,643	$14,331	—	4Q 11	4Q 12

430 National Business Parkway Annapolis Junction, Maryland (4)	BWI Airport	Wholly owned	109,828	61%	24,291	17,958	4,972	2Q 11	2Q 12

7770 Backlick Road (Patriot Ridge) Springfield, Virginia	Springfield	Wholly owned	236,685	0%	77,172	33,886	—	2Q 12	2Q 13

206 Research Boulevard Aberdeen, Maryland	Harford County	Wholly owned	128,119	0%	25,824	17,033	—	3Q 11	3Q 12

210 Research Boulevard Aberdeen, Maryland (5)	Harford County	Wholly owned	79,573	35%	17,304	14,079	6,228	4Q 10	4Q 11

45310 Abell House Lane California, Maryland	St. Mary’s County	Wholly owned	82,842	100%	18,080	15,865	—	3Q 11	4Q 11

100 Sentry Gateway San Antonio, Texas	San Antonio Northwest	Wholly owned	94,961	0%	15,433	11,325	—	4Q 10	4Q 11

1000 Redstone Gateway Huntsville, Alabama	Huntsville	Consolidated Joint Venture	114,891	0%	21,231	8,471	—	4Q 11	4Q 12

Subtotal Defense Information Technology			957,261	19%	$224,978	$132,948	$11,200
% of Total Drivers			82%

Total Under Construction			1,171,706	22%	$279,403	$168,859	$11,200

Redevelopment

3120 Fairview Park Drive Herndon, Virginia (6)	Herndon	Wholly owned	183,440	36%	$57,800	$46,496	$46,496	4Q10	4Q11

751 Arbor Way (Hillcrest I) Blue Bell, Pennsylvania	Philadelphia	Wholly owned	113,800	25%	20,400	8,568	—	4Q 11	4Q 12

Total Redevelopment			297,240		$78,200	$55,064	$46,496

(1)	Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.
(2)	Actual or anticipated construction completion date is the estimated date of completion of the building shell.
(3)	Anticipated operational date is the estimated date when leases have commenced on 100% of a property’s space or one year from the cessation of major construction activities.
(4)	Although classified as “Under Construction,” 61,299 square feet are operational.
(5)	Although classified as “Under Construction,” 27,551 square feet are operational.
(6)

This property was shell complete in 2008 and we acquired in December 2010. For accounting purposes, this space was 100% operational upon acquisition. For occupancy reporting, we are including the space as “Redevelopment” until the earlier of when leases commence or one year from the date of acquisition. 42,910 square feet are operational.

Demand Driver Categories (as classified by COPT management):

•	Defense Information Technology: Development opportunity created through our current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.
•

Government: Development opportunity created through our existing and future relationship with various agencies of the government of the United States of America. Excludes Government tenancy included in Defense Information Technology.

•	Market Demand: Development opportunity created through perceived unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.
•	Research Park: Development opportunity created through specific research park relationship.

Third Quarter 2011

Summary of Pre-Construction and Future Projects

(dollars in thousands)

			Total	Percentage	as of September 30, 2011 (1)
			Rentable	Leased	Anticipated
	Park/		Square	as of	total	Cost
Property and Location	Submarket	Ownership	Feet	9/30/11	cost	to date

Pre-Construction: Leasing-Contingent Starts in 2012

420 National Business Parkway Annapolis Junction, Maryland	BWI Airport	Wholly owned	140,000	N/A	$35,500	$8,540

7800 Backlick Road (Patriot Ridge) Springfield, Virginia	Springfield	Wholly owned	239,000	N/A	71,000	8,601

7200 Redstone Gateway (Flex) Huntsville, Alabama	Huntsville	Consolidated Joint Venture	63,000	N/A	8,000	207

Total Pre-Construction - All Defense Information Technology			442,000		$114,500	$17,348

Future Projects

312 Sentinel Way Annapolis Junction, Maryland	BWI Airport	Wholly owned	125,000

8100 Potranco Road San Antonio, Texas	San Antonio Northwest	Wholly owned	125,000

Subtotal Government			250,000

1200 Redstone Gateway (Building 2) Huntsville, Alabama	Huntsville	Consolidated Joint Venture	120,000

560 National Business Parkway Annapolis Junction, Maryland	BWI Airport	Wholly owned	120,000

Subtotal Defense Information Technology			240,000

Total Future Projects			490,000

(1) Cost includes land, construction, leasing costs and allocated portion of structured parking and other shared infrastructure, if applicable.

Demand Driver Categories (as classified by COPT management):

•	Defense Information Technology: Development opportunity created through our current and future relationships with defense information technology contractors and, possibly, minor Government tenancy.
•

Government:  Development opportunity created through our existing and future relationship with various agencies of the government of the United States of America.  Excludes Government tenancy included in Defense Information Technology.

•	Market Demand: Development opportunity created through perceived unfulfilled space requirements within a specific submarket; potential submarket demand exceeds existing supply.
•	Research Park: Development opportunity created through a specific research park relationship.

Third Quarter 2011

Office Property Construction Placed into Service in 2011 (1)

			Total
			Rentable
			Square Feet
			Upon	Construction Square Feet Placed into Service
	Business Park/		Construction			Year 2011			As of September 30, 2011 (2)
Property and Location	Submarket	Ownership	Completion	Year 2010	1st Quarter	2nd Quarter	3rd Quarter	Total	Occupied %	Leased %
209 Research Boulevard Aberdeen, Maryland	Harford County	Wholly owned	77,192	47,930	6,097	23,165	—	77,192	93%	100%

308 Sentinel Drive (308 NBP) Annapolis Junction, Maryland	BWI Airport	Wholly owned	151,207	31,127	120,080	—	—	151,207	98%	100%

430 National Business Parkway Annapolis Junction, Maryland	BWI Airport	Wholly owned	109,828	—	—	—	61,299	61,299	56%	61%

Total Construction Placed Into Service			338,227	79,057	126,177	23,165	61,299	289,698

(1) Includes construction properties with space placed into service in 2011.

(2) Represents occupancy and leasing percentages of square feet placed into service.

Third Quarter 2011

Construction Leasing Trend Analysis Over Previous Five Quarters (1)

			Total
			Rentable	Construction
			Square	Commencement	Cumulative Square Feet Leased as of
Property and Location	Submarket	Ownership	Feet	Date	9/30/2010	12/31/2010	3/31/2011	6/30/2011	9/30/2011

316 Sentinel Way (316 NBP) Annapolis Junction, Maryland	BWI Airport	Wholly owned	125,150	1Q 10	—	—	—	—	78,820

324 Sentinel Way (324 NBP) Annapolis Junction, Maryland	BWI Airport	Wholly owned	125,118	1Q 09	125,118	125,118	125,118	125,118	125,118

7205 Riverwood Road Columbia, Maryland	Howard Co. Perimeter	Wholly owned	89,295	4Q 10	—	—	—	—	—

8000 Potranco Road San Antonio, Texas	San Antonio Northwest	Wholly owned	125,157	1Q 09	125,157	125,157	125,157	125,157	125,157

8030 Potranco Road San Antonio, Texas	San Antonio Northwest	Wholly owned	125,155	1Q 09	125,155	125,155	125,155	125,155	125,155

Subtotal Government			589,875		375,430	375,430	375,430	375,430	454,250
					64%	64%	64%	64%	77%

300 Sentinel Drive (300 NBP) Annapolis Junction, Maryland	BWI Airport	Wholly owned	193,296	1Q 08	155,930	166,872	190,529	190,529	190,529

308 Sentinel Drive (308 NBP) Annapolis Junction, Maryland	BWI Airport	Wholly owned	151,207	3Q 09	148,482	148,482	148,482	151,207	151,207

410 National Business Parkway Annapolis Junction, Maryland	BWI Airport	Wholly owned	110,362	4Q 10	—	—	—	—	—

430 National Business Parkway Annapolis Junction, Maryland	BWI Airport	Wholly owned	109,828	3Q 10	—	—	—	61,299	67,065

7770 Backlick Road (Patriot Ridge) Springfield, Virginia	Springfield	Wholly owned	236,685	1Q 11	—	—	—	—	—

206 Research Boulevard Aberdeen, Maryland	Harford County	Wholly owned	128,119	3Q 10	—	—	—	—	—

209 Research Boulevard Aberdeen, Maryland	Harford County	Wholly owned	77,192	1Q 09	77,192	77,192	77,192	77,192	77,192

210 Research Boulevard Aberdeen, Maryland	Harford County	Wholly owned	79,573	4Q 09	27,551	27,551	27,551	27,551	27,551

10807 New Allegiance Drive Colorado Springs, Colorado	1-25 North Corridor	Wholly owned	145,723	2Q 08	59,993	59,993	59,993	59,993	59,993

565 Space Center Drive (Patriot Park) Colorado Springs, Colorado	Colorado Springs East	Wholly owned	89,899	2Q 08	1,949	1,949	1,949	1,949	1,949

45310 Abell House Lane (2) California, MD	St. Mary’s County	Wholly owned	82,842	4Q 10	82,842	82,842	82,842	82,842	82,842

100 Sentry Gateway San Antonio, Texas	San Antonio Northwest	Wholly owned	94,961	1Q 10	—	—	—	—	—

1000 Redstone Gateway Huntsville, Alabama	Huntsville	Consolidated Joint Venture	114,891	1Q 11	—	—	—	—	—

Subtotal Defense Information Technology			1,614,578		553,939	564,881	588,538	652,562	658,328
					34%	35%	36%	40%	41%

Total Construction Leasing			2,204,453		929,369	940,311	963,968	1,027,992	1,112,578

Percent Leased					42%	43%	44%	47%	50%

(1) Includes office properties not included in same office that were under active construction as of period end or for which construction was recently completed.

(2) We acquired this property in August 2010.

Third Quarter 2011

Wholesale Data Center Summary

(dollars in thousands)

			Initial	Critical Load
		Raised Floor	Stabilization	Upon		Anticipated		Cash NOI for	Cash NOI for
	Gross Building	Square	Critical Load	Completion	MW	Total	Cost	Three Months	Nine Months
Property and Location	Area	Footage (1)	(in MWs) (2)	Leased	Operational	Cost (3)	to date	Ended 9/30/11	Ended 9/30/11

Power Loft @ Innovation
9651 Hornbaker Road
Manassas, Virginia	233,000	100,000	18	17%	17%	$275,230	$191,180	$137	$874

Lease Expiration Analysis

					Total
	Number				Annual Rental
	of Leases	Raised Floor	Critical Load	Critical Load	Revenue of
Year of Lease Expiration	Expiring	Square Footage	Leased (MW)	Used (MW)	Expiring Leases

2019	1	7,172	1	1	$2,057
2020	1	19,023	2	1	2,084

			3	2	$4,141

(1) Raised floor square footage is that portion of the gross building area where tenants locate their computer servers. Raised floor area is considered to be the net rentable square footage.

(2) Critical load is the power available for exclusive use of tenants in the property (expressed in terms of megawatts (“MWs”)).

(3) Anticipated total cost includes land, construction and leasing costs.

Third Quarter 2011

Quarterly Common Equity Analysis

(Dollars and shares in thousands, except per share amounts)

			As if Converted		Diluted
SHAREHOLDER CLASSIFICATION	Common	Common	Preferred		Ownership
As of September 30, 2011:	Shares	Units	Shares/Units	Total	% of Total

Insiders	1,110,811	3,675,966	—	4,786,777	6.22%
Non-insiders	70,876,125	643,255	610,014	72,129,394	93.78%
	71,986,936	4,319,221	610,014	76,916,171	100.00%

	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
COMMON EQUITY - End of Quarter
Common Shares	71,987	71,892	67,104	66,932	59,406
Common Units	4,319	4,382	4,386	4,403	4,446
Total	76,306	76,273	71,490	71,334	63,852
End of Quarter Common Share Price	$21.78	$31.11	$36.14	$34.95	$37.31
Market Value of Common Shares/Units	$1,661,948	$2,372,863	$2,583,646	$2,493,134	$2,382,318

Common Shares Trading Volume
Average Daily Volume (Shares)	951	779	711	784	728
Average Daily Volume	$25,589	$26,322	$25,009	$27,910	$27,241
As a Percentage of Weighted Average Common Shares	1.3%	1.1%	1.1%	1.2%	1.2%

Common Share Price Range (price per share)
Quarterly High	$32.07	$36.79	$36.90	$38.96	$39.85
Quarterly Low	$21.75	$30.63	$33.83	$33.33	$35.04
Quarterly Average	$27.10	$33.81	$35.20	$35.59	$37.44

Third Quarter 2011

Quarterly Preferred Equity and Total Market Capitalization Analysis

(dollars and shares in thousands, except per share amounts)

	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10
PREFERRED EQUITY
Convertible Preferred Equity - End of Quarter
Convertible Series I Preferred Units Outstanding	352	352	352	352	352
Conversion Ratio	0.5000	0.5000	0.5000	0.5000	0.5000
Common Shares Issued Assuming Conversion	176	176	176	176	176

Convertible Series K Preferred Shares Outstanding	532	532	532	532	532
Conversion Ratio	0.8163	0.8163	0.8163	0.8163	0.8163
Common Shares Issued Assuming Conversion	434	434	434	434	434

Nonconvertible Preferred Equity - End of Quarter
Redeemable Series G Shares Outstanding	2,200	2,200	2,200	2,200	2,200
Redeemable Series H Shares Outstanding	2,000	2,000	2,000	2,000	2,000
Redeemable Series J Shares Outstanding	3,390	3,390	3,390	3,390	3,390
Total Nonconvertible Preferred Equity	7,590	7,590	7,590	7,590	7,590
Convertible Preferred Equity
Convertible Series K Shares Outstanding	884	884	884	884	884
Total Preferred Equity	8,474	8,474	8,474	8,474	8,474

Nonconvertible Preferred Equity ($25 par value)
Redeemable Series G Shares	$55,000	$55,000	$55,000	$55,000	$55,000
Redeemable Series H Shares	50,000	50,000	50,000	50,000	50,000
Redeemable Series J Shares	84,750	84,750	84,750	84,750	84,750
Total Nonconvertible Preferred Equity	$189,750	$189,750	$189,750	$189,750	$189,750

Convertible Preferred Equity ($25 liquidation value)
Convertible Series I Units	$8,800	$8,800	$8,800	$8,800	$8,800
Convertible Preferred Equity ($50 liquidation value)
Convertible Series K Shares	26,583	26,583	26,583	26,583	26,583
Total Convertible Preferred Equity	$35,383	$35,383	$35,383	$35,383	$35,383
Total Liquidation Value of Preferred Equity	$225,133	$225,133	$225,133	$225,133	$225,133

CAPITALIZATION
Liquidation Value of Preferred Shares/Units	$225,133	$225,133	$225,133	$225,133	$225,133
Market Value of Common Shares/Units	1,661,948	2,372,863	2,583,646	2,493,134	2,382,318
Total Equity Market Capitalization	$1,887,081	$2,597,996	$2,808,779	$2,718,267	$2,607,451

Total Debt	$2,420,073	$2,299,416	$2,396,795	$2,323,681	$2,468,419

Total Market Capitalization	$4,307,154	$4,897,412	$5,205,574	$5,041,948	$5,075,870

Third Quarter 2011

Dividend Analysis

	Three Months Ended										Nine Months Ended
	9/30/11		6/30/11		3/31/11		12/31/10		9/30/10		9/30/11		9/30/10
Common Share Dividends
Dividends per share/unit	$0.4125		$0.4125		$0.4125		$0.4125		$0.4125		$1.2375		$1.1975
Increase over prior period	0.0%		0.0%		0.0%		0.0%		5.1%		3.3%		5.3%

Common Dividend Payout Ratios
Diluted FFO Payout, as adjusted for comparability	80.5%		75.8%		79.2%		61.7%		71.3%		78.4%		73.2%

Diluted AFFO Payout	94.5%		104.7%		117.6%		84.0%		78.3%		104.5%		81.8%

Diluted AFFO Payout, as adjusted for recurring capital expenditures of properties included in Strategic Reallocation Plan	87.0%		90.7%		93.8%		84.0%		78.3%		90.3%		81.8%

Dividend Coverage - Diluted FFO, as adjusted for comparability	1.24	x	1.32	x	1.26	x	1.62	x	1.40	x	1.28	x	1.37	x

Dividend Coverage - Diluted AFFO	1.06	x	0.95	x	0.85	x	1.19	x	1.28	x	0.96	x	1.22	x

Common Dividend Yields
Dividend Yield at Quarter End	7.58%		5.30%		4.57%		4.72%		4.42%

Series I Preferred Unit Distributions
Preferred Unit Distributions Per Unit	$0.46875		$0.46875		$0.46875		$0.46875		$0.46875
Preferred Unit Distributions Yield	7.500%		7.500%		7.500%		7.500%		7.500%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00

Series G Preferred Share Dividends
Preferred Share Dividends Per Share	$0.50000		$0.50000		$0.50000		$0.50000		$0.50000
Preferred Share Dividend Yield	8.000%		8.000%		8.000%		8.000%		8.000%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00

Series H Preferred Share Dividends
Preferred Share Dividends Per Share	$0.46875		$0.46875		$0.46875		$0.46875		$0.46875
Preferred Share Dividend Yield	7.500%		7.500%		7.500%		7.500%		7.500%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00

Series J Preferred Share Dividends
Preferred Share Dividends Per Share	$0.47656		$0.47656		$0.47656		$0.47656		$0.47656
Preferred Share Dividend Yield	7.625%		7.625%		7.625%		7.625%		7.625%
Quarter End Recorded Book Value	$25.00		$25.00		$25.00		$25.00		$25.00

Series K Preferred Share Dividends
Preferred Share Dividends Per Share	$0.70000		$0.70000		$0.70000		$0.70000		$0.70000
Preferred Share Dividend Yield	5.600%		5.600%		5.600%		5.600%		5.600%
Quarter End Recorded Book Value	$50.00		$50.00		$50.00		$50.00		$50.00

Third Quarter 2011

Debt Analysis

(dollars in thousands)

	9/30/11		6/30/11		3/31/11		12/31/10		9/30/10
Debt Outstanding
Mortgage Loans	$1,094,937		$1,373,292		$1,479,924		$1,483,913		$1,447,852
Construction Loans (1)	22,710		191,754		178,365		159,092		138,655
Unsecured Revolving Credit Facility (2)	671,000		342,000		348,000		295,000		498,000
Other Unsecured Debt	405,022		4,995		4,968		1,947		1,965
Exchangeable Senior Notes	226,404		387,375		385,538		383,729		381,947
	$2,420,073		$2,299,416		$2,396,795		$2,323,681		$2,468,419

Interest Rate Data
Fixed-Exchangeable Senior Notes	$226,404		$387,375		$385,538		$383,729		$381,947
Other Fixed-Rate Debt	1,060,562		1,068,364		1,174,656		1,175,305		1,179,060
Variable Rate Loans	723,710		434,101		426,849		504,712		687,412
Variable Rate Loans Subject to Interest Rate Swaps (3)	409,397		409,576		409,752		259,935		220,000
	$2,420,073		$2,299,416		$2,396,795		$2,323,681		$2,468,419

% of Fixed Rate Loans (3)	70.10%		81.12%		82.19%		78.28%		72.15%
% of Variable Rate Loans (3)	29.90%		18.88%		17.81%		21.72%		27.85%
	100.00%		100.00%		100.00%		100.00%		100.00%

	Three Months Ended										Nine Months Ended
	9/30/2011		6/30/2011		3/31/2011		12/31/2010		9/30/2010		9/30/2011		9/30/2010
Average Contract Interest Rates
Mortgage & Construction Loans	5.40%		5.25%		5.27%		5.32%		5.42%		5.31%		5.44%
Unsecured Revolving Credit Facility (4)	2.39%		2.13%		2.18%		2.07%		2.19%		2.23%		2.16%
Other Unsecured Debt	2.02%		0.00%		0.00%		0.00%		0.00%		1.87%		0.00%
Exchangeable Senior Notes (5)	3.96%		3.95%		3.95%		3.95%		3.95%		3.95%		3.86%
Total Weighted Average	4.69%		4.88%		4.91%		4.92%		5.06%		4.83%		5.05%

Debt ratios (coverage ratios excluding capitalized interest) — All coverage computations include the effect of discontinued operations
NOI interest coverage ratio	3.35	x	3.18	x	3.01	x	3.20	x	3.00	x	3.18	x	3.05	x
Adjusted EBITDA interest coverage ratio	3.04	x	3.09	x	2.91	x	3.32	x	2.84	x	3.01	x	2.88	x
NOI debt service coverage ratio	2.93	x	2.76	x	2.59	x	2.78	x	2.62	x	2.76	x	2.64	x
Adjusted EBITDA debt service coverage ratio	2.66	x	2.68	x	2.51	x	2.89	x	2.48	x	2.62	x	2.50	x
NOI fixed charge coverage ratio	2.83	x	2.71	x	2.56	x	2.72	x	2.55	x	2.70	x	2.57	x
Adjusted EBITDA fixed charge coverage ratio	2.57	x	2.62	x	2.48	x	2.83	x	2.41	x	2.55	x	2.43	x
Debt to Adjusted EBITDA ratio (6)	8.73	x	7.87	x	8.66	x	7.29	x	9.21	x
Adjusted debt to Adjusted EBITDA ratio (7)	7.03	x	6.39	x	7.23	x	6.08	x	7.93	x

(1)	Effective September 1, 2011, we extinguished our previously existing Revolving Construction Facility that provided for borrowings of up to $225.0 million.
(2)

Effective September 1, 2011, we entered into a new Revolving Credit Facility that replaced our previously existing facility. As of September 30, 2011, our borrowing capacity under the new facility was $1.0 billion, of which $323.1 million was available.

(3)

Includes the effect of interest rate swaps in effect during certain of the periods set forth above that hedge the risk of changes in interest rates on certain of our one-month LIBOR-based variable rate debt.

(4)	Includes effect of interest expense incurred on interest rate swaps.
(5)	Represents the weighted average of the stated interest rates on our Exchangeable Senior Notes.
(6)	Represents debt divided by Adjusted EBITDA for the three month period multiplied by four.
(7)	Represents debt adjusted to subtract construction in progress as of period end divided by Adjusted EBITDA for the three month period multiplied by four.

Third Quarter 2011

Debt Maturity Schedule

(dollars in thousands)

								Exchangeable
	Non-Recourse Debt (1)			Recourse Debt (2)				Senior Notes (3)
Year of Maturity	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity	Weighted Average Interest Rate of Amounts Maturing	Annual Amortization of Monthly Payments	Balloon Payments Due on Maturity	Weighted Average Interest Rate of Amounts Maturing	Revolver (2)	Balloon Payments Due on Maturity	Total Scheduled Payments

October - December	$3,211	$—	N/A	$50	$—	N/A	$—	$—	$3,261

2012	12,808	36,123		200	16,753		—	—	65,884
2013	10,086	134,843		200	5,957		—	—	151,086
2014(4)	6,899	136,681		200	15,000		671,000	—	829,780
2015	5,538	135,734		200	419,000		—	240,000	800,472
2016	3,837	274,605		200	—		—	—	278,642
Thereafter	1,407	300,610		1,850	11		—	—	303,878
	$43,786	$1,018,596		$2,900	$456,721		$671,000	$240,000	$2,433,003

								Net discount	(12,930)
								Total Debt	$2,420,073

Notes:

(1)

Certain mortgages contain extension options, generally either for a period of six months or one year, subject to certain conditions. The maturity dates presented above in the table assume that the extension options have not been exercised.

(2)	As of September 30, 2011, our borrowing capacity under the Revolving Credit Facility was $1.0 billion, of which $323.1 million was available.

(3)	4.25% Exchangeable Senior Notes totaling $240.0 million mature in April 2030 but are subject to a put by the holders in April 2015 and every five years thereafter.

(4)	We have $73.2 million of nonrecourse debt maturing in 2034 that may be prepaid in 2014, subject to certain conditions. The above table includes $69.2 million in maturities on these loans in 2014.

Third Quarter 2011

Summary of Consolidated Joint Ventures

(dollars in thousands)

	Operational		Total	Property Level	% COPT
Operating Properties	Square Feet	Occupancy	Assets (1)	Debt	Owned
Baltimore/Washington Corridor:
7740 Milestone Parkway	144,610	6.0%	$27,990	$16,753	50%

Suburban Maryland:
4230 Forbes Boulevard	55,883	70.3%	3,988	—	50%
M Square - operating properties			57,130	39,397	50%
5825 University Research Drive	118,620	79.5%
5850 University Research Drive	123,449	100.0%

Total/Average	442,562	60.0%	$89,108	$56,150
NOI of Operating Properties for Three Months Ended September 30, 2011 (2)	$1,751
NOI of Operating Properties for Nine Months Ended September 30, 2011 (2)	$4,590

	Estimated
	Developable		Total	Property-Level	% COPT
Non-operational Properties	Square Feet		Assets (1)	Debt	Owned
Baltimore/Washington Corridor:
7742-7874 Milestone Parkway	1,382,000		$5,492	—	50%

Suburban Maryland:
Indian Head Technology Center Business Park	967,000		6,524	—	75%
M Square Research Park	510,000		3,060	—	50%

Huntsville, AL:
Redstone Gateway	4,302,000		38,854	—	85%

Total	7,161,000		$53,930	$—

(1)

Total assets includes the total assets recorded on the books of the consolidated joint venture plus any outside investment basis related to the applicable joint venture and related joint ventures (formed and to be formed).

(2)	Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

Third Quarter 2011

Summary of Unconsolidated Joint Venture

(dollars in thousands)

	Operational
Property and Location	Square Feet	Occupancy
Greater Harrisburg:
2605 Interstate Drive	79,456	100.0%
2601 Market Place	65,411	90.0%
6340 Flank Drive	68,200	100.0%
6345 Flank Drive	69,443	63.0%
6360 Flank Drive	46,589	39.1%
6375 Flank Drive	19,783	71.3%
6380 Flank Drive	32,668	80.6%
6385 Flank Drive	32,932	80.7%
6400 Flank Drive	52,439	26.5%
6405 Flank Drive	32,000	0.0%
75 Shannon Road	20,887	0.0%
85 Shannon Road	12,863	100.0%
95 Shannon Road	21,976	100.0%
5035 Ritter Road	56,556	100.0%
5070 Ritter Road - Building A	31,710	36.4%
5070 Ritter Road - Building B	28,347	82.0%

Total/Average	671,260	70.9%

COPT Investment	$(5,953)
Total Assets	$63,977
Property Level Debt	$65,007
NOI of Operating Properties for Three Months Ended September 30, 2011 (1)	$1,001
NOI of Operating Properties for Nine Months Ended September 30, 2011 (1)	$2,850
% COPT Owned	20%

(1) Represents gross NOI of the joint venture operating properties before allocation to joint venture partners.

Third Quarter 2011

Supplementary Reconciliations of Non-GAAP Measures

(in thousands)

	Three Months Ended					Nine Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10

Net income (loss)	$7,470	$(26,007)	$(18,566)	$16,752	$8,926	$(37,103)	$28,752
Interest expense on continuing and discontinued operations	25,629	26,830	26,928	26,878	26,626	79,387	75,250
Total income tax (benefit) expense	(457)	(5,042)	(544)	33	27	(6,043)	86
Depreciation of furniture, fixtures and equipment (FF&E)	614	623	625	642	652	1,862	1,934
Real estate-related depreciation and amortization	36,032	32,049	33,020	35,347	30,745	101,101	87,896
Impairment losses	—	44,605	27,742	—	—	72,347	—
Adjusted EBITDA	$69,288	$73,058	$69,205	$79,652	$66,976	$211,551	$193,918
Add back:
General and administrative	6,154	6,320	6,777	6,103	6,079	19,251	17,905
Business development	1,050	588	488	691	2,886	2,126	3,506
Depreciation of FF&E	(614)	(623)	(625)	(642)	(652)	(1,862)	(1,934)
Income from construction contracts and other service operations	(558)	(1,188)	(410)	(483)	(261)	(2,156)	(1,890)
Interest and other loss (income)	242	(2,756)	(1,168)	(7,626)	(395)	(3,682)	(1,942)
Loss on early extinguishment of debt on continuing and discontinued operations	1,995	25	—	—	—	2,020	—
Gain on sales of operating properties	(1,299)	(150)	—	4	(784)	(1,449)	(1,081)
Non-operational property sales	—	(16)	(2,701)	—	(2,477)	(2,717)	(2,840)
Equity in loss (income) of unconsolidated entities	159	94	(30)	(1,005)	(648)	223	(371)
NOI	$76,417	$75,352	$71,536	$76,694	$70,724	$223,305	$205,271

Discontinued Operations
Revenues from real estate operations	$3,236	$3,121	$3,077	$4,474	$3,954	$9,434	$12,344
Property operating expenses	(1,057)	(1,088)	(1,639)	(1,268)	(1,291)	(3,784)	(4,413)
Depreciation and amortization	(313)	(990)	(2,078)	(1,789)	(1,242)	(3,381)	(3,528)
Interest	(248)	(330)	(397)	(361)	(452)	(975)	(1,208)
Loss on early extinguishment of debt	(340)	—	—	—	—	(340)	—
Impairment losses	—	(14,523)	—	—	—	(14,523)	—
Gain (loss) on sales of depreciated real estate properties	1,299	150	—	(4)	784	1,449	1,081
Discontinued operations	$2,577	$(13,660)	$(1,037)	$1,052	$1,753	$(12,120)	$4,276

Gain on sales of real estate, net, per statements of operations	$—	$16	$2,701	$—	$2,477	$2,717	$2,829
Add income taxes	—	—	—	—	—	—	11
Gain (loss) on sales of real estate from discontinued operations	1,299	150	—	(4)	784	1,449	1,081
Gain (loss) on sales of real estate from continuing and discontinued operations	1,299	166	2,701	(4)	3,261	4,166	3,921
Less: Gain on sales of non-operating properties	—	(16)	(2,701)	—	(2,477)	(2,717)	(2,840)
Gain (loss) on sales of operating properties	$1,299	$150	$—	$(4)	$784	$1,449	$1,081

Weighted Average Shares for period ended:
Common Shares Outstanding	71,312	68,446	66,340	63,404	58,656	68,718	58,333
Dilutive effect of share-based compensation awards	52	151	261	236	296	147	367
Common Units	4,336	4,382	4,396	4,412	4,453	4,371	4,674
Denominator for FFO per share - diluted	75,700	72,979	70,997	68,052	63,405	73,236	63,374

Denominator for diluted EPS	71,312	72,828	70,736	63,640	58,952	73,089	58,700
Anti-dilutive EPS effect of share-based compensation awards	52	151	261	—	—	147	—
Weighted average common units	4,336	—	—	4,412	4,453	—	4,674
Denominator for diluted FFO per share	75,700	72,979	70,997	68,052	63,405	73,236	63,374

Third Quarter 2011

Supplementary Reconciliations of Non-GAAP Measures (continued)

(dollars in thousands)

	Three Months Ended					Nine Months Ended
	9/30/11	6/30/11	3/31/11	12/31/10	9/30/10	9/30/11	9/30/10

Total Assets or Denominator for Debt to Total Assets	$3,965,392	$3,868,230	$3,865,809	$3,844,517	$3,737,372
Accumulated depreciation	553,306	527,616	526,825	503,032	479,218
Accumulated depreciation included in assets held for sale	6,791	6,791	—	—	—
Intangible assets on real estate acquisitions, net	97,954	99,374	106,444	113,735	123,307
Assets other than assets included in properties, net and assets held for sale	(423,408)	(393,304)	(397,038)	(399,062)	(388,222)
Non real estate assets included in assets held for sale	(1,946)	(1,522)	—	—	—
Denominator for Debt to Undepreciated Book Value of Real Estate Assets	$4,198,089	$4,107,185	$4,102,040	$4,062,222	$3,951,675

GAAP revenues from real estate operations from continuing operations	$121,893	$117,685	$119,364	$119,239	$111,074	$358,942	$325,671
Revenues from discontinued operations	3,236	3,121	3,077	4,474	3,954	9,434	12,344
Real estate revenues from continuing and discontinued operations	$125,129	$120,806	$122,441	$123,713	$115,028	$368,376	$338,015

GAAP revenues from real estate operations from continuing operations	$121,893	$117,685	$119,364	$119,239	$111,074	$358,942	$325,671
Property operating expenses	(47,655)	(44,366)	(49,266)	(45,751)	(43,013)	(141,287)	(128,331)
Revenues from discontinued operations	3,236	3,121	3,077	4,474	3,954	9,434	12,344
Property operating expenses from discontinued operations	(1,057)	(1,088)	(1,639)	(1,268)	(1,291)	(3,784)	(4,413)
NOI	$76,417	$75,352	$71,536	$76,694	$70,724	$223,305	$205,271

Depreciation and amortization assoc. with real estate operations from continuing operations	$35,719	$31,059	$30,942	$33,558	$29,503	$97,720	$84,368
Depreciation and amortization from discontinued operations	313	990	2,078	1,789	1,242	3,381	3,528
Real estate-related depreciation and amortization	$36,032	$32,049	$33,020	$35,347	$30,745	$101,101	$87,896

Total tenant improvements and incentives on operating properties	$7,082	$11,116	$13,270	$8,761	$7,789	$31,468	$16,490
Total capital improvements on operating properties	5,380	2,426	1,990	6,879	1,717	9,796	4,111
Total leasing costs for operating properties	4,223	3,388	2,736	4,573	2,004	10,347	4,692
Less: Nonrecurring tenant improvements and incentives on operating properties	(1,826)	(875)	(2,448)	(3,003)	(1,067)	(5,149)	(1,280)
Less: Nonrecurring capital improvements on operating properties	(3,046)	(820)	(610)	(1,342)	(171)	(4,476)	(524)
Less: Nonrecurring leasing costs for operating properties	(234)	(347)	(616)	10	(120)	(1,197)	(69)
Add: Recurring capital expenditures on operating properties held through joint ventures	20	25	22	82	4	67	27
Recurring capital expenditures	$11,599	$14,913	$14,344	$15,960	$10,156	$40,856	$23,447

Interest expense from continuing operations	$25,381	$26,500	$26,531	$26,517	$26,174	$78,412	$74,042
Interest expense from discontinued operations	248	330	397	361	452	975	1,208
Total interest expense	$25,629	$26,830	$26,928	$26,878	$26,626	$79,387	$75,250
Less: Amortization of deferred financing costs	(1,629)	(1,702)	(1,759)	(1,696)	(1,554)	(5,090)	(4,175)
Less: Amortization of net debt discounts, net of amounts capitalized	(1,184)	(1,464)	(1,398)	(1,202)	(1,496)	(4,046)	(3,772)
Denominator for interest coverage	$22,816	$23,664	$23,771	$23,980	$23,576	$70,251	$67,303
Scheduled principal amortization	3,226	3,623	3,798	3,607	3,420	10,647	10,389
Denominator for debt service coverage	$26,042	$27,287	$27,569	$27,587	$26,996	$80,898	$77,692
Scheduled principal amortization	(3,226)	(3,623)	(3,798)	(3,607)	(3,420)	(10,647)	(10,389)
Preferred dividends - redeemable non-convertible	4,025	4,026	4,025	4,026	4,025	12,076	12,076
Preferred distributions	165	165	165	165	165	495	495
Denominator for fixed charge coverage	$27,006	$27,855	$27,961	$28,171	$27,766	$82,822	$79,874

Preferred dividends	$4,025	$4,026	$4,025	$4,026	$4,025	$12,076	$12,076
Preferred distributions	165	165	165	165	165	495	495
Common distributions	1,781	1,808	1,809	1,816	1,834	5,398	5,450
Common dividends	29,688	29,632	27,704	27,597	24,494	87,024	70,913
Total dividends/distributions	$35,659	$35,631	$33,703	$33,604	$30,518	$104,993	$88,934

Common share dividends	$29,688	$29,632	$27,704	$27,597	$24,494	$87,024	$70,913
Common unit distributions	1,781	1,808	1,809	1,816	1,834	5,398	5,450
Dividends and distributions for payout ratios	$31,469	$31,440	$29,513	$29,413	$26,328	$92,422	$76,363

Debt, net	$2,420,073	$2,299,416	$2,396,795	$2,323,681	$2,468,419
Less: Construction in progress on assets held for sale	(22,936)	(22,934)	—	—	—
Less: Construction in progress	(447,969)	(407,674)	(396,170)	(386,195)	(344,924)
Adjusted debt for adjusted debt to EBITDA ratio	$1,949,168	$1,868,808	$2,000,625	$1,937,486	$2,123,495

Income (benefit) tax expense from continuing operations	$(457)	$(5,042)	$(544)	$33	$27	$(6,043)	$75
Income tax expense from gain on other sales of real estate	—	—	—	—	—	—	11
Total income tax expense	$(457)	$(5,042)	$(544)	$33	$27	$(6,043)	$86

Third Quarter 2011

Definitions

Non-GAAP Measures

We believe that the measures defined below that are not determined in accordance with generally accepted accounting principles (“GAAP”) are helpful to investors in measuring our performance and comparing it to that of other real estate investment trusts (“REITs”).  Since these measures exclude certain items includable in their respective most comparable GAAP measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP and non-GAAP measures.  These measures are not necessarily indications of our cash flow available to fund cash needs.  Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating our financial performance or to cash flow from operating, investing and financing activities when evaluating our liquidity or ability to make cash distributions or pay debt service.

Funds from operations (“FFO” or “FFO per NAREIT”)

Defined as net (loss) income computed using GAAP, excluding gains on sales of previously depreciated operating properties and real estate-related depreciation and amortization.  Gains from sales of newly-developed properties less accumulated depreciation, if any, required under GAAP are included in FFO on the basis that development services are the primary revenue generating activity; we believe that inclusion of these development gains is in accordance with the National Association of Real Estate Investment Trust’s (“NAREIT”) definition of FFO, although others may interpret the definition differently and, accordingly, our presentation of FFO may differ from those of other REITs.  We believe that FFO is useful to management and investors as a supplemental measure of operating performance because, by excluding gains related to sales of previously depreciated operating properties and excluding real estate-related depreciation and amortization, FFO can help one compare our operating performance between periods.  We believe that net (loss) income is the most directly comparable GAAP measure to FFO.

Basic FFO available to common share and common unit holders (“Basic FFO”)

This measure is FFO adjusted to subtract (1) preferred share dividends, (2) income attributable to noncontrolling interests through ownership of preferred units in Corporate Office Properties, L.P. (the “Operating Partnership”) or interests in other consolidated entities not owned by us, (3) depreciation and amortization allocable to noncontrolling interests in other consolidated entities, (4) Basic FFO allocable to restricted shares and (5) issuance costs associated with redeemed preferred shares.  With these adjustments, Basic FFO represents FFO available to common shareholders and holders of common units in the Operating Partnership (“common units”).  Common units are substantially similar to our common shares of beneficial interest (“common shares”) and are exchangeable into common shares, subject to certain conditions.  We believe that Basic FFO is useful to investors due to the close correlation of common units to common shares.  We believe that net (loss) income is the most directly comparable GAAP measure to Basic FFO.

Diluted FFO available to common share and common unit holders (“Diluted FFO”)

Diluted FFO is Basic FFO adjusted to add back any changes in Basic FFO that would result from the assumed conversion of securities that are convertible or exchangeable into common shares.  The computation of Diluted FFO assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO is useful to investors because it is the numerator used to compute Diluted FFO per share, discussed below.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted FFO.

Diluted FFO per share

Diluted FFO per share is (1) Diluted FFO divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of Diluted FFO per share assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase Diluted FFO per share in a given period.  We believe that Diluted FFO per share is useful to investors because it provides investors with a further context for evaluating our FFO results in the same manner that investors use earnings per share (“EPS”) in evaluating net (loss) income available to common shareholders.  We believe that diluted EPS is the most directly comparable GAAP measure to Diluted FFO per share.

Diluted FFO available to common share and common unit holders, as adjusted for comparability (“Diluted FFO, as adjusted for comparability”)

Defined as Diluted FFO adjusted to exclude operating property acquisition costs, gain or loss on early extinguishment of debt, impairment losses, net of associated income tax and accounting charges for original issuance costs associated with redeemed preferred shares.  We believe that the excluded items are not reflective of normal operations and, as a result, believe that a measure that excludes these items is a useful supplemental measure in evaluating operating performance.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this non-GAAP measure.

Diluted FFO per share, as adjusted for comparability

Defined as (1) Diluted FFO available to common share and common unit holders, as adjusted for comparability divided by (2) the sum of the (a) weighted average common shares outstanding during a period, (b) weighted average common units outstanding during a period and (c) weighted average number of potential additional common shares that would have been outstanding during a period if other securities that are convertible or exchangeable into common shares were converted or exchanged.  The computation of this measure assumes the conversion of common units in the Operating Partnership but does not assume the conversion of other securities that are convertible into common shares if the conversion of those securities would increase the per share measure in a given period.  As discussed above, we believe that the excluded items are not indicative of normal operations.  As such, we believe that a measure that excludes these items is a useful supplemental measure in evaluating our operating performance.  We believe that diluted EPS is the most directly comparable GAAP measure.

Diluted adjusted funds from operations available to common share and common unit holders (“Diluted AFFO”)

Defined as Diluted FFO, as adjusted for comparability, adjusted for the following: (1) the elimination of the effect of (a) noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of recurring tenant incentives, and amortization of acquisition intangibles included in FFO and NOI, both of which are described under “Cash NOI” below), (b) share-based compensation, net of amounts capitalized, (c) amortization of deferred financing costs, (d) amortization of debt discounts and premiums and (e) amortization of settlements of debt hedges; and (2) recurring capital expenditures.  Recurring capital expenditures are defined as tenant improvements and incentives, capital improvements and leasing costs for operating properties that are not (1) items contemplated prior to the acquisition of a property, (2) improvements associated with the expansion of a building or its improvements, (3) renovations to a building which change the underlying classification of the building (for example, from industrial to office or Class C office to Class B office) or (4) capital improvements that represent the addition of something new to the property rather than the replacement of something (for example, the addition of a new heating and air conditioning unit that is not replacing one that was previously there).  We believe that Diluted AFFO is an important supplemental measure of liquidity for an equity REIT because it provides management and investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to Diluted AFFO.

Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plans

Defined as Diluted AFFO adjusted to add back recurring capital expenditures of properties included in disposition plans that were already sold or are held for future disposition.  We believe that this measure is a useful supplemental measure of liquidity because it provides management and investors with an additional indication of our ability to incur and service debt and to fund dividends and other cash needs without the effect of the recurring capital expenditures that we expect to recover through the proceeds from the property dispositions.  We believe that the numerator to diluted EPS is the most directly comparable GAAP measure to this measure.

Net operating income (“NOI”)

NOI is real estate revenues from continuing and discontinued operations reduced by total property expenses associated with real estate operations, including discontinued operations; total property expenses, as used in this definition, do not include depreciation, amortization or interest expense associated with real estate operations.  We believe that NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core real estate operations that is unaffected by depreciation, amortization, financing and general and administrative expenses; we believe this measure is particularly useful in evaluating the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to NOI.

Cash net operating income (“Cash NOI”)

Defined as NOI adjusted to eliminate the effects of noncash rental revenues and property operating expenses (comprised of straight-line rental adjustments, which includes the amortization of tenant incentives, and amortization of acquisition intangibles included in FFO and NOI).  Under GAAP, rental revenue is recognized evenly over the term of tenant leases.  Many leases provide for contractual rent increases and the effect of accounting under GAAP for such leases is to accelerate the recognition of lease revenue.  Since some leases provide for periods under the lease in which rental concessions are provided to tenants, the effect of accounting under GAAP is to allocate rental revenue to such periods.  Also under GAAP, when a property is acquired, we allocate the acquisition to certain intangible components (including above- and below-market leases and above or below market cost arrangements), which are then amortized into FFO and NOI over their estimated lives.  We believe that Cash NOI is an important supplemental measure of operating performance for a REIT’s operating real estate because it makes adjustments to NOI for the above stated items that are not associated with cash to us.  As is the case with NOI, the measure is useful in our opinion in evaluating and comparing the performance of geographic segments, same-office property groupings and individual properties.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI.

Cash NOI, excluding gross lease termination fees

Defined as Cash NOI adjusted to eliminate the effects of lease termination fees paid by tenants to terminate their lease obligations prior to the end of the agreed lease terms.  Lease termination fees are often recognized as revenue in large one-time lump sum amounts upon the termination of tenant leases.  We believe that Cash NOI adjusted for lease termination fees is a useful supplemental measure of operating performance in evaluating same-office property groupings because it provides a means of evaluating the effect that lease terminations had on the performance of the property groupings.  We believe that net (loss) income is the most directly comparable GAAP measure to Cash NOI, excluding gross lease termination fees.

Adjusted Earnings Before Interest, Income Taxes, Depreciation and Amortization (“Adjusted EBITDA”)

Adjusted EBITDA is net (loss) income adjusted for the effects of interest expense, depreciation and amortization, impairment losses and income taxes.  We believe that adjusted EBITDA is a useful supplemental measure of performance for assessing our un-levered performance.  We believe that net (loss) income is the most directly comparable GAAP measure to adjusted EBITDA.

NOI Interest Coverage Ratio and Adjusted EBITDA Interest Coverage Ratio

These measures divide either NOI or Adjusted EBITDA by interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized).

NOI Debt Service Coverage Ratio and Adjusted EBITDA Debt Service Coverage Ratio

These measures divide either NOI or Adjusted EBITDA by the sum of interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized) and scheduled principal amortization on mortgage loans for continuing and discontinued operations.

NOI Fixed Charge Coverage Ratio and Adjusted EBITDA Fixed Charge Coverage Ratio

These measures divide either NOI or Adjusted EBITDA by the sum of (1) interest expense on continuing and discontinued operations (excluding amortization of deferred financing costs and amortization of debt discounts and premiums, net of amounts capitalized), (2) dividends on preferred shares and (3) distributions on preferred units in the Operating Partnership not owned by us.

Payout ratios based on: (1) Diluted FFO, as adjusted for comparability; (2) Diluted AFFO; and (3) Diluted AFFO, as adjusted for recurring capital expenditures of properties included in disposition plan

These payout ratios are defined as (1) the sum of (a) dividends on common shares and (b) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO divided by (2) the respective non-GAAP measures on which the payout ratios are based.

Dividend Coverage-Diluted FFO, as adjusted for comparability, and Dividend Coverage-Diluted AFFO

These measures divide either Diluted FFO, as adjusted for comparability, or Diluted AFFO by the sum of (1) dividends on common shares and (2) distributions to holders of interests in the Operating Partnership and dividends on convertible preferred shares when such distributions and dividends are included in Diluted FFO.

Debt to Adjusted EBITDA ratio

Defined as debt divided by Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Adjusted Debt to Adjusted EBITDA ratio

Defined as (1) debt adjusted to subtract construction in progress as of the end of the period divided by (2) Adjusted EBITDA for the three month period that is annualized by multiplying by four.

Debt to Undepreciated Book Value of Real Estate Assets

Defined as the carrying value of our debt divided by total properties, net presented on our consolidated balance sheet excluding the effect of accumulated depreciation incurred to date on such properties.

Other Definitions

Acquisition costs — Transaction costs expensed in connection with executed or anticipated acquisitions of operating properties.

Annualized Rental Revenue — The monthly contractual base rent as of September 30, 2011, multiplied by 12, plus the estimated annualized expense reimbursements under existing office leases.

Greater Washington/Baltimore Region — Includes counties that comprise the Baltimore/Washington Corridor, Northern Virginia,

Greater Baltimore, Suburban Maryland, St. Mary’s & King George Counties, and the Washington, DC-Capitol Riverfront.

Same Office Properties — Operating office properties owned and 100% operational since January 1, 2010, excluding properties held for future disposition.

Strategic Reallocation Plan — Plan approved by our Board of Trustees on April 25, 2011 to dispose of properties that are no longer closely aligned with our strategy during the next three years.

Strategic Tenant Properties — Properties occupied primarily by tenants in the United States Government and defense information technology sectors and data centers serving such sectors.

Under Construction — Properties on which vertical construction activities are underway.

Under Pre-Construction — Properties on which work associated with one or more of the following tasks is underway on a regular basis: pursuing entitlements, planning, design and engineering, bidding, permitting and premarketing/preleasing. Typically, these projects, as categorized in this Supplemental Information package, are targeted to begin construction in 12 months or less.

Under Redevelopment — Properties previously in operations on which activities to substantially renovate such properties are underway.